AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON
_____________ __, 1997
                                       REGISTRATION NO. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                   FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOVEREIGN BANCORP, INC.              SOVEREIGN CAPITAL TRUST I
(Exact name of Registrant as        (Exact name of Registrant as
specified in its charter)           specified in its trust
agreement)

       PENNSYLVANIA                            DELAWARE
(State or other jurisdiction of     (State or other jurisdiction
incorporation or organization)      of incorporation or
                                    organization)

              6712                              6719
(Primary Standard Industrial        (Primary Standard Industrial
Classification Code Number)         Classification Code Number)

          23-2453088                        23-7896381
(I.R.S. Employer Identification     (I.R.S. Employer
No.)                                Identification No.)

                           1130 BERKSHIRE BOULEVARD
                        WYOMISSING, PENNSYLVANIA  19610
                                (610) 320-8400
         (Address, including zip code, and telephone number, including area code, of Registrants' principal executive offices)

                                 JAY S. SIDHU
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            SOVEREIGN BANCORP, INC.
                           1130 BERKSHIRE BOULEVARD
                        WYOMISSING, PENNSYLVANIA  19610
                                (610) 320-8400

          (Name, address, including zip code, and telephone number, including area code, of agents for service)

                                  COPIES TO:
                               JOSEPH M. HARENZA
                                 STEVENS & LEE
                            111 NORTH SIXTH STREET
                         READING, PENNSYLVANIA  19603

       Approximate Date of Commencement of Proposed Sale to the Public:
As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                    Proposed      Proposed
                                                    Maximum        Maximum
  Title of Each                                     Offering      Aggregate      Amount of
Class of Securities                 Amount to be      Price       Offering     Registration
  to be Registered                   Registered    Per Unit(1)    Price(1)        Fee(2)
Exchange Subordinated Capital
  Income Securities of Sovereign
  Capital Trust I                   $100,000,000      100%      $100,000,000    $30,303.03
Exchange Junior Subordinated
  Deferrable Interest Debentures
  of Sovereign Bancorp, Inc.(2)
Sovereign Bancorp,Inc. Exchange
  Guarantee with respect to
  Exchange Subordinated Capital
  Income Securities(3)
  Total(4)                          $100,000,000(5)   100%      $100,000,000(5) $30,303.03

(1) Estimated solely for the purpose of computing the registration fee.

(2) No separate consideration will be received for the Exchange Junior Subordinated Deferrable Interest Debentures of Sovereign Bancorp, Inc. (the "Exchange Junior Subordinated Debentures") distributed upon any liquidation of Sovereign Capital Trust I.

(3) No separate consideration will be received for the Sovereign Bancorp, Inc. Exchange Guarantee.

(4) This Registration Statement is deemed to cover rights of holders of Exchange Junior Subordinated Deferrable Interest Debentures under the Indenture, the rights of holders of Exchange Subordinated Capital Income Securities of Sovereign Capital Trust I under an Amended and Restated Declaration of Trust, the rights of holders of such Capital Securities under the Exchange Guarantee and certain backup undertakings as described herein.

(5) Such amount represents the liquidation amount of the Sovereign Capital Trust I Exchange Subordinated Capital Income Securities to be exchanged hereunder and the principal amount of Exchange Junior Subordinated Deferrable Interest Debentures that may be distributed to holders of such Capital Securities upon any liquidation of Sovereign Capital Trust I.

      THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

SUBJECT TO COMPLETION, DATED ______________ __, 1997

SOVEREIGN CAPITAL TRUST I

OFFER TO EXCHANGE ITS
9.00% EXCHANGE SUBORDINATED CAPITAL INCOME SECURITIES
(LIQUIDATION AMOUNT $1,000 PER EXCHANGE CAPITAL SECURITY)
WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933
FOR ANY AND ALL OF ITS OUTSTANDING
9.00% ORIGINAL SUBORDINATED CAPITAL INCOME SECURITIES
(LIQUIDATION AMOUNT $1,000 PER ORIGINAL CAPITAL SECURITY)

FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED HEREIN, BY

SOVEREIGN BANCORP, INC.

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., NEW YORK CITY TIME, ON       , 1997, UNLESS EXTENDED

      SOVEREIGN CAPITAL TRUST I, A TRUST FORMED UNDER THE LAWS OF THE STATE OF DELAWARE (THE "TRUST"), HEREBY OFFERS, UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THIS PROSPECTUS (AS THE SAME MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, THE "PROSPECTUS") AND IN THE ACCOMPANYING LETTER OF TRANSMITTAL (WHICH TOGETHER CONSTITUTE THE "EXCHANGE OFFER"), TO EXCHANGE UP TO $100,000,000 AGGREGATE LIQUIDATION AMOUNT OF ITS 9.00% EXCHANGE SUBORDINATED CAPITAL INCOME SECURITIES (THE "EXCHANGE CAPITAL SECURITIES") WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), PURSUANT TO A REGISTRATION STATEMENT (AS DEFINED HEREIN) OF WHICH THIS PROSPECTUS CONSTITUTES A PART, FOR A LIKE LIQUIDATION AMOUNT OF ITS OUTSTANDING 9.00% SUBORDINATED CAPITAL INCOME SECURITIES (THE "ORIGINAL CAPITAL SECURITIES"), OF WHICH $100,000,000 AGGREGATE LIQUIDATION AMOUNT IS OUTSTANDING. PURSUANT TO THE EXCHANGE OFFER, SOVEREIGN BANCORP, INC., A PENNSYLVANIA CORPORATION (THE "CORPORATION" OR "SOVEREIGN"), IS ALSO OFFERING TO EXCHANGE (I) ITS GUARANTEE OF PAYMENTS OF CASH DISTRIBUTIONS AND PAYMENTS ON LIQUIDATION OF THE TRUST OR REDEMPTION OF THE ORIGINAL CAPITAL SECURITIES (THE "ORIGINAL GUARANTEE") FOR A LIKE GUARANTEE IN RESPECT OF THE EXCHANGE CAPITAL SECURITIES (THE "EXCHANGE GUARANTEE") AND (II) $100,000,000 AGGREGATE PRINCIPAL AMOUNT OF ITS 9.00% JUNIOR DEFERRABLE INTEREST SUBORDINATED DEBENTURES DUE APRIL 1, 2027 (THE "ORIGINAL JUNIOR SUBORDINATED DEBENTURES") FOR A LIKE AGGREGATE PRINCIPAL AMOUNT OF ITS 9.00% EXCHANGE JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURES DUE APRIL 1, 2027 (THE "EXCHANGE JUNIOR SUBORDINATED DEBENTURES"), WHICH EXCHANGE GUARANTEE AND EXCHANGE JUNIOR SUBORDINATED DEBENTURES ALSO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT. THE ORIGINAL CAPITAL SECURITIES, THE ORIGINAL GUARANTEE AND THE ORIGINAL JUNIOR SUBORDINATED DEBENTURES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "ORIGINAL SECURITIES" AND THE EXCHANGE CAPITAL SECURITIES, THE EXCHANGE GUARANTEE AND THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES ARE COLLECTIVELY REFERRED TO HEREIN AS THE "EXCHANGE SECURITIES."

      THE TERMS OF THE EXCHANGE SECURITIES ARE IDENTICAL IN ALL MATERIAL RESPECTS TO THE RESPECTIVE TERMS OF THE ORIGINAL SECURITIES, EXCEPT THAT (1) THE EXCHANGE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT AND THEREFORE WILL NOT BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER APPLICABLE TO THE ORIGINAL SECURITIES, (2) THE EXCHANGE CAPITAL SECURITIES WILL NOT PROVIDE FOR ANY INCREASE IN THE DISTRIBUTION RATE THEREON AND
(3) THE EXCHANGE JUNIOR SUBORDINATED DEBENTURES WILL NOT PROVIDE FOR ANY LIQUIDATED DAMAGES THEREON. SEE "DESCRIPTION OF EXCHANGE SECURITIES" AND "DESCRIPTION OF ORIGINAL SECURITIES." THE EXCHANGE CAPITAL SECURITIES ARE BEING OFFERED FOR EXCHANGE IN ORDER TO SATISFY CERTAIN OBLIGATIONS OF THE CORPORATION AND THE TRUST UNDER THE REGISTRATION AGREEMENT DATED AS OF MARCH 24, 1997 (THE "REGISTRATION AGREEMENT") AMONG THE CORPORATION, THE TRUST AND THE INITIAL PURCHASERS (AS DEFINED HEREIN). IN THE EVENT THAT THE EXCHANGE OFFER IS CONSUMMATED, ANY ORIGINAL CAPITAL SECURITIES WHICH REMAIN OUTSTANDING AFTER CONSUMMATION OF THE EXCHANGE OFFER AND THE EXCHANGE CAPITAL SECURITIES ISSUED IN THE EXCHANGE OFFER WILL VOTE TOGETHER AS A SINGLE CLASS FOR PURPOSES OF DETERMINING WHETHER HOLDERS OF THE REQUISITE PERCENTAGE IN OUTSTANDING LIQUIDATION AMOUNT THEREOF HAVE TAKEN CERTAIN ACTIONS OR EXERCISED CERTAIN RIGHTS UNDER THE DECLARATION. (CONTINUED ON THE FOLLOWING PAGE)

      THIS PROSPECTUS AND THE LETTER OF TRANSMITTAL ARE FIRST
BEING MAILED TO ALL HOLDERS OF ORIGINAL CAPITAL SECURITIES ON
____________, 1997.

      SEE "RISK FACTORS" COMMENCING ON PAGE 31 FOR CERTAIN
INFORMATION THAT SHOULD BE CONSIDERED BY HOLDERS IN DECIDING
WHETHER TO TENDER ORIGINAL CAPITAL SECURITIES IN THE EXCHANGE
OFFER.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is _________ __, 1997.

(Continued from the previous page)

      The Exchange Capital Securities and the Original Capital Securities (collectively, the "Capital Securities") represent beneficial interests in the assets of the Trust. The Corporation is the owner of all of the beneficial interests represented by common securities of the Trust (the "Common Securities," and together with the Capital Securities, the "Trust Securities"). The Bank of New York is the Property Trustee of the Trust. The Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in the Junior Subordinated Debentures (as defined herein). The Junior Subordinated Debentures mature on April 1, 2027 (the "Stated Maturity"). The Capital Securities will have a preference over the Common Securities under certain circumstances with respect to cash distributions and amounts payable on liquidation, redemption or otherwise. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities."

      As used herein, (i) the "Indenture" means the Indenture, dated as of March 1, 1997, as amended and supplemented, between the Corporation and The Bank of New York, as Debenture Trustee (the "Debenture Trustee"), and (ii) the "Declaration" means the Amended and Restated Declaration of Trust relating to the Trust among the Corporation, as Sponsor, The Bank of New York as Property Trustee (the "Property Trustee"), The Bank of New York (Delaware) as Delaware Trustee (the "Delaware Trustee"), and the Administrative Trustees named therein (collectively, with the Property Trustee and Delaware Trustee, the "Issuer Trustees"). In addition, as the context may require, (i) the term "Junior Subordinated Debentures" includes the Original Junior Subordinated Debentures and the Exchange Junior Subordinated Debentures and (ii) the term "Guarantee" includes the Original Guarantee and the Exchange Guarantee.

      Holders of the Trust Securities will be entitled to receive cumulative cash distributions arising from the payment of interest on the Junior Subordinated Debentures accruing from March 24, 1997 and payable semi-annually in arrears on the 1st day of April and October of each year, commencing October 1, 1997, at the annual rate of 9.00% of the Liquidation Amount of $1,000 per Exchange Capital Security and at the annual rate of 9.00% of the Liquidation Amount of $1,000 per Common Security ("Distributions"). Subject to certain exceptions, the Corporation has the right to defer payments of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each deferral period (each, an "Extension Period"); provided, however, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of 9.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, during any Extension Period, Distributions on the Trust Securities will also be deferred and the Corporation will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to the Corporation's capital stock (which includes common and preferred stock) or to make any payment with respect to debt securities of the Corporation that rank pari passu in all respects with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate) at the rate of 9.00% per annum, compounded semi-annually, and holders of Trust Securities will be required to accrue interest income for United States Federal income tax purposes. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      The Corporation has, through the Guarantee, the Declaration, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed, as described herein, all of the Trust's obligations under the Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee--Full and Unconditional Guarantee." Pursuant to the Exchange Guarantee, the Corporation will guarantee the payment of Distributions and payments on liquidation or redemption of the Exchange Capital Securities, but only in each case to the extent of funds held by the Trust, as described herein. See "Description of Exchange Securities--Description of Exchange Guarantee." If the Corporation does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Capital
Securities. The Guarantee does not cover the payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, a holder of Capital Securities may institute a legal proceeding directly against the Corporation for enforcement of payment to such holder of the principal of or interest on Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Capital Securities held by such holder (a "Direct Action"). See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities." The obligations of the Corporation under the Guarantee and the Junior Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness (as defined in "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination") of the Corporation. In addition, because the Corporation is a holding company, the Junior Subordinated Debentures and the Guarantee are effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits.

      The Trust Securities will be subject to mandatory redemption
(i) in whole, but not in part, at the Stated Maturity of the Junior Subordinated Debentures upon the redemption thereof at a redemption price equal to the principal amount of, plus accrued interest on, the Junior Subordinated Debentures (the "Maturity Redemption Price"), (ii) in whole, but not in part, at any time prior to April 1, 2007, contemporaneously with the optional redemption of the Junior Subordinated Debentures, upon the occurrence and continuation of a Special Event (as defined herein) at a redemption price equal to the Special Event Prepayment Price (as defined herein) (the "Special Event Redemption Price"), and (iii) in whole or in part on or after April 1, 2007 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debentures at a redemption price (the "Optional Redemption Price") equal to the Optional Prepayment Price (as defined below). Any of the Maturity Redemption Price, the Special Event Redemption Price or the Optional Redemption Price may be referred to herein as the "Redemption Price." See "Description of Exchange Securities-- Description of Exchange Capital Securities--Mandatory
Redemption." Subject to the Corporation having received any required regulatory approval to do so, the Junior Subordinated Debentures are redeemable prior to the Stated Maturity (i) at the option of the Corporation on or after April 1, 2007, in whole or in part at any time at a redemption price (the "Optional Prepayment Price") equal to 103.8750% of the principal amount thereof on April 1, 2007 declining ratably on each April 1 thereafter to 100% on or after April 1, 2017, plus accrued and unpaid interest thereon to the date of redemption or (ii) at any time prior to April 1, 2007, in whole but not in part, upon the occurrence and continuation of a Special Event, at a redemption price (the "Special Event Prepayment Price" equal to the greater of (a) 100% of the principal amount thereof or (b) the sum, as determined by a Quotation Agent (as defined herein), of the present values of the principal amount and premium payable as part of the prepayment price with respect to an optional redemption of such Junior Subordinated Debentures on April 1, 2007, together with scheduled payments of interest accruing from the redemption date to April 1, 2007, in each case, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined herein), plus accrued but unpaid interest thereon to the date of redemption. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Optional Redemption" and "--Special Event
Prepayment."

      The Corporation, as the holder of the outstanding Common Securities, has the right at any time (including, without limitation, upon the occurrence of a Tax Event (as defined herein)) to terminate the Trust and cause a Like Amount (as defined herein) of the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities upon liquidation of the Trust, subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) any required regulatory approval. In the event of such termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Capital Securities generally will be entitled to receive a Liquidation Amount of $1,000 per Capital Security plus accumulated and unpaid Distributions thereon to the date of payment, which shall be in the form of a distribution of a Like Amount of Junior Subordinated Debentures, subject to certain exceptions. See "Description of Exchange Securities-- Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

      The Capital Securities, including the Exchange Capital
Securities when issued, may be transferred, only in blocks having a Liquidation Value of not less than $100,000 (100 Capital
Securities)

      The Trust is making the Exchange Offer of the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Securities and Exchange Commission (the "Commission") as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities.
However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A under the Securities Act ("Rule 144A") or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.
      Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business,
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that broker-dealers who acquired Original Capital Securities for their own accounts, as a result of market-making activities or other trading activities ("Participating Broker-Dealers"), may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, ending on the close of business on the 180th day following the Expiration Date (as described herein), it will make this Prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "The Exchange Offer-- Exchange Agent."
Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

      In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading or of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

      Prior to the Exchange Offer, there has been only a limited secondary market and no public market for the Original Capital Securities. The Exchange Capital Securities will be a new issue of securities for which there currently is no market. Although the Initial Purchasers have informed the Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities. The Corporation and the Trust currently do not intend to apply for listing of the Exchange Capital Securities on any securities exchange or for quotation through the National Association of Securities Dealers Automated Quotation System.

      Any Original Capital Securities not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the same rights and will be subject to the same limitations applicable thereto under the Declaration (except for those rights which terminate upon consummation of the Exchange Offer). Following consummation of the Exchange Offer, the holders of Original Capital Securities will continue to be subject to all of the existing restrictions upon transfer thereof, and neither the Corporation nor the Trust will have any further obligation to such holders (other than under certain limited circumstances) to provide for registration under the Securities Act of the Original Capital Securities held by them.
To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities."

      THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER.

      Original Capital Securities may be tendered for exchange on or prior to 5:00 p.m., New York City time, on ______________, 1997 (such time on such date being hereinafter called the "Expiration Date"), unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended). Tenders of Original Capital Securities may be withdrawn at any time on or prior to the Expiration Date. The Exchange Offer is not conditioned upon any minimum Liquidation Amount of Original Capital Securities being tendered for exchange. However, the Exchange Offer is subject to certain events and conditions which may be waived by the Corporation or the Trust and to the terms and provisions of the Registration Rights Agreement. Original Capital Securities may be tendered in whole or in part having an aggregate Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof. The Corporation, as Issuer of Junior Subordinated Debentures, has agreed to pay all expenses of the Exchange Offer. See "The Exchange Offer--Fees and Expenses." Holders of the Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after March 24, 1997. See "The Exchange Offer--Distributions on Exchange Capital Securities."

      Neither the Corporation nor the Trust will receive any cash proceeds from the issuance of the Exchange Capital Securities offered hereby. No dealer-manager is being used in connection with this Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

      NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR A SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.


                               TABLE OF CONTENTS

                                                            Page
Available Information                                        14
Incorporation of Certain Documents by Reference              15
Summary                                                      17
Risk Factors                                                 31
Ratios of Earnings to Fixed Charges                          41
Sovereign Capital Trust I                                    43
Sovereign                                                    45
Selected Historical Financial Information                    48
Capitalization                                               51
Accounting Treatment                                         52
The Exchange Offer                                           53
Description of Exchange Securities                           68
Description of Original Securities                          105
Relationship Among the Exchange Capital Securities, the
  Exchange Junior Subordinated Debentures and the
  Exchange Guarantee                                        105
Certain United States Federal Income Tax Consequences       108
ERISA Considerations                                        114
Plan of Distribution                                        116
Validity of Exchange Securities                             117
Experts                                                     117

                             AVAILABLE INFORMATION

      The Corporation is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World
Trade Center, 13th Floor, Suite 1300, New York, New York 10048 and Suite 1400, Citicorp Center, 14th Floor, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Such information may also be accessed electronically by means of the Commission's home page on the Internet (http://www.sec.gov.). The Corporation's common stock is traded on the NASDAQ National Market. Such reports, proxy statements and other information concerning the Corporation can be inspected at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, D.C. 20006.

      No separate financial statements of the Trust have been included herein. The Corporation and the Trust do not consider that such financial statements would be material to holders of the Capital Securities because the Trust is a newly formed special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than holding as trust assets the Junior Subordinated Debentures and issuing the Trust Securities. See "Sovereign Capital Trust I" and "Description of Exchange Securities." In addition, the Corporation does not expect that the Trust will file reports under the Exchange Act with the Commission.

      This Prospectus constitutes a part of a registration statement on Form S-4 (the "Registration Statement") filed by the Corporation and the Trust with the Commission under the Securities Act. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Corporation, the Trust and the Exchange Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The following documents filed by the Corporation with the Commission are incorporated into this Prospectus by reference:

            1. The Corporation's Annual Report on Form 10-K for the year ended December 31, 1996 (as amended on July 10,
      1997);

            2. The Corporation's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (as amended on July 10, 1997);

            3. The Corporation's Current Reports on Form 8-K dated February 5, 1997, February 6, 1997, February 13, 1997, March 18, 1997, and June 17, 1997.

      Each document or report subsequently filed by the Corporation pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Exchange Securities offered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part of this Prospectus from the date of filing of such document. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      As used herein, the terms "Prospectus" and "herein" mean this Prospectus including the documents incorporated or deemed to be incorporated herein by reference, as the same may be amended, supplemented or otherwise modified from time to time. Statements contained in this Prospectus as to the contents of any contract or other document referred to herein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document. The Corporation will provide without charge to any person to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference herein (other than exhibits not specifically incorporated by reference into the texts of such documents). Requests for such documents should be directed to: Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610, Attention: Linda Hagginbothom. Telephone requests may be directed to Ms. Hagginbothom at (610) 320-8498.

                                    SUMMARY

      The following is a summary of certain information contained elsewhere in this Prospectus. Reference is made to, and this summary is qualified in its entirety by, the more detailed information and financial statements, including the notes thereto, contained elsewhere in this Prospectus and in documents incorporated by reference hereto.

                           SOVEREIGN CAPITAL TRUST I

      The Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 11, 1997. The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and four individual Administrative Trustees who are employees or officers of or affiliated with the Corporation. The Trust exists for the exclusive purposes of (i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures issued by the Corporation and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). The Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenues of the Trust. All of the Common Securities will be owned directly or indirectly by the Corporation.

                            SOVEREIGN BANCORP, INC.

General

      The Corporation is the holding company for Sovereign Bank, a federal savings bank (the "Bank"). At March 31, 1997, the Corporation and its subsidiaries had total consolidated assets, deposits and shareholders' equity of approximately $10.3 billion, $5.7 billion and $510 million, respectively. The primary operating entity of the Corporation is Sovereign Bank. Sovereign Bank's primary business consists of attracting deposits from its network of 134 community banking offices, and originating residential mortgage loans and home equity lines of credit in the communities served by those offices. Those offices are located largely in the Pennsylvania counties of Berks, Lancaster, Bucks, Montgomery, Philadelphia, Lehigh and Northampton, the New Jersey counties of Essex, Mercer, Morris, Ocean, Monmouth, Sussex and Union, and New Castle County in Delaware.

      The principal executive offices of the Corporation are located at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania
19610, and its telephone number is (610) 320-8400.

Acquisitions

      The Corporation has entered into an Agreement and Plan of Merger, dated February 5, 1997 (the "Bankers Merger Agreement"), with Bankers Corp. ("Bankers') providing for the merger (the "Bankers Merger") of Bankers with and into the Corporation. Bankers, a New Jersey corporation, is the holding company for Bankers Savings, a New Jersey savings bank ("Bankers Savings"). At March 31, 1997, Bankers had total unaudited consolidated assets, deposits and stockholders' equity of approximately
$2.5 billion, $1.6 billion and $198 million, respectively. For the year ended December 31, 1996, and the quarter ended March 31, 1997, Bankers had total unaudited net operating income of $26.1 million and $7.1 million, respectively. Bankers' total unaudited net operating income for the year ended December 31, 1996 excludes a one-time charge of $1.8 million (after-tax) incurred in the third quarter of 1996 that represents a special assessment paid by Bankers to the FDIC to recapitalize the Savings Association Insurance Fund ("SAIF"). The primary operating entity of Bankers is Bankers Saving, which operates
15 branches located in Middlesex, Monmouth and Ocean Counties,
New Jersey.

      The transaction is expected to be accounted for as a pooling-of-interests for financial reporting purposes and to qualify as a reorganization for federal income tax purposes. In connection with this transaction, the Corporation anticipates recording a one time merger related charge of approximately $20 to $25 million, after-tax, during the third quarter of 1997.

      The transactions contemplated by the Bankers Merger Agreement are subject to customary conditions, including the receipt of regulatory approval, the approval of shareholders of both the Corporation and Bankers and the receipt of fairness opinions from each of their respective financial advisors. The Bankers Merger is expected to be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods.

      At the effective date of the Bankers Merger (the "Effective Date"), each outstanding share of Bankers common stock will be exchanged for such number of shares of Corporation common stock, and related stock purchase rights, as shall equal $25.50 divided by the average of the mean between the high bid and low asked prices of a share of Corporation common stock (as reported on the Nasdaq National Market) for the fifteen consecutive trading days immediately preceding the Effective Date (the "Corporation Market Value").

      This exchange ratio is subject to possible adjustment in the event that the Corporation Market Value as of the Effective Date is less than $11.00 per share or greater than $16.50 per share. If, on the Effective Date, the Corporation Market Value is less than $11.00 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive
2.318 shares of Corporation common stock and related stock purchase rights (the "Maximum Exchange Ratio"). If, on the Effective Date, the Corporation Market Value is greater than $16.50 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive 1.545 shares of the Corporation common stock and related stock purchase rights (the "Minimum Exchange Ratio"). Additionally, if both (i) the Corporation Market Value on the date immediately prior to the closing date is less than $10.31 and (ii) the number obtained by dividing (A) the Corporation Market Value on the date immediately prior to the closing date (the "Determination Date") by
(B) $13.75 is more than 15% less than the number obtained by dividing (A) the weighted average of the closing sales prices of a group of fifteen specified thrift institutions (the "Index Price") on the Determination Date by (B) the Index Price on February 4, 1997, then Bankers may terminate the Bankers Merger Agreement unless the Corporation agrees to increase the exchange ratio payable in the Bankers Merger so that Bankers stockholders will receive Corporation common stock with a value of $23.90 for each share of Bankers common stock, in which case no termination will occur.

      The Corporation stock prices and the values described above for the Maximum Exchange Ratio and the Minimum Exchange Ratio do not reflect the effect of the 20% stock split paid on March 14, 1997. The Bankers Merger Agreement contains customary anti-dilution provisions and such amounts will be appropriately adjusted.

Recent Developments

      On July 2, 1997 Sovereign Bank entered into an Asset Purchase Agreement with Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") to purchase certain assets of Fleet's automobile finance division. Fleet's automobile finance division consists principally of loan portfolios and related assets acquired by Fleet in connection with Fleet's 1995 acquisition of Shawmut National Corp. and Fleet's 1996 acquisition of NatWest Bancorp. The assets consist principally of (i) approximately $2.0 billion of indirect automobile loans, other indirect consumer loans, dealer floor plan loans and loans to automobile leasing companies at 98.7% of principal amount or a cash purchase price of approximately $1.964 billion (less approximately $65 million of certain assumed liabilities), and (ii) miscellaneous furniture, fixtures and equipment for approximately $1 million in cash.

      At April 30, 1997, the combined weighted average maturity and weighted average coupon of the portfolios of indirect automobile loans, other indirect consumer loans and the loans to automobile leasing companies was approximately 36 months and 8.3%, respectively. Chargeoffs for these loan portfolios from January 1, 1997 through April 30, 1997 amounted to approximately 0.61% of the aggregate principal balance of these loans on an annualized basis, and approximately 4.48% of the loans were 30 days or more past due. At April 30, 1997, the weighted average coupon of the portfolio of dealer floor plan loans was 8.47%. There were no chargeoffs in the portfolio of dealer floor plan loans from January 1, 1997 through April 30, 1997 and none of the floor plan loans were delinquent. Sovereign intends to use
$19.2 million of the $36 million discount for initial loan loss reserves.

      As part of the transaction, Sovereign has agreed to offer employment to approximately 180 employees of Fleet's automobile finance division. Sovereign, during a transition period, is also leasing certain Fleet owned or leased facilities in Melville, New York and Hartford, Connecticut.

      Sovereign expects that its new automobile finance division will serve over 2,000 automotive dealerships and 225,000 customers principally throughout New Jersey, New York,
Pennsylvania and several New England states.

      The transaction will be treated as a purchase for financial accounting purposes and, after taking into account loan loss reserves, will result in approximately $10 millon of goodwill. Fleet and its affiliates have the obligation, if Sovereign so elects, to cause Fleet to sell a portfolio of approximately $325 million aggregate principal amount of loans to Bankers or an affiliate of Bankers or, with the consent of Fleet, to others. The transaction is subject to approval of the Office of Thrift Supervision ("OTS") and is expected to close in the third quarter, 1997.

      The Corporation is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of the Corporation to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of the Corporation as a creditor may be recognized.

      In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from its existing banking subsidiaries. Under applicable banking statutes, at March 31, 1997, the Corporation's banking subsidiaries could have declared additional dividends of approximately $113 million. However, Federal and state regulatory agencies also have the authority to limit further the Corporation's banking subsidiaries' payment of dividends based on other factors, such as the maintenance of adequate capital for such subsidiary bank, which could reduce the amount of dividends otherwise payable.

                              THE EXCHANGE OFFER

The Exchange Offer            Up to $100,000,000 aggregate Liquidation
                              Amount of Exchange Capital Securities
                              are being offered in exchange for a like aggregate Liquidation Amount of Original
                              Capital Securities.  Original Capital
                              Securities may be tendered for exchange
                              in whole or in part in a Liquidation
                              Amount of $100,000 (100 Capital
                              Securities) or any integral multiple of
                              $1,000 (one Capital Security) in excess
                              thereof.  The Corporation and the Trust
                              are making the Exchange Offer in order
                              to satisfy their obligations under the
                              Registration Agreement relating to the
                              Original Capital Securities.  For a
                              description of the procedures for
                              tendering Original Capital Securities,
                              see "The Exchange Offer--Procedures for
                              Tendering Original Capital Securities."

Expiration Date               5:00 p.m., New York City time, on
                              _________, 1997, unless the Exchange
                              Offer is extended by the Corporation or
                              the Trust (in which case the Expiration
                              Date will be the latest date and time to which the Exchange Offer is extended).
                              See "The Exchange Offer--Terms of the
                              Exchange Offer."

Conditions to the
  Exchange Offer              The Exchange Offer is subject to certain
                              conditions, which may be waived by the
                              Corporation and the Trust in their sole
                              discretion.  The Exchange Offer is not
                              conditioned upon any minimum Liquidation
                              Amount of Original Capital Securities
                              being tendered.  See "The Exchange
                              Offer--Conditions to the Exchange
                              Offer."

Terms of the Exchange
  Offer The Corporation and the Trust reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time,
                              (i) to delay the acceptance of the
                              Original Capital Securities for
                              exchange, (ii) to terminate the Exchange
                              Offer if certain specified conditions
                              have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities, or (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. See "The Exchange Offer--Terms of the Exchange Offer."

Withdrawal Rights             Tenders of Original Capital Securities
                              may be withdrawn at any time on or prior to the Expiration Date by delivering a written notice of such withdrawal to the Exchange Agent in conformity with certain procedures set forth below under "The Exchange Offer--Withdrawal Rights."

Procedures for Tendering
  Original Capital
  Securities                  Tendering holders of Original Capital
                              Securities must complete and sign a
                              Letter of Transmittal in accordance with the instructions contained therein and forward the same by mail, facsimile or hand delivery, together with any other required documents, to the Exchange
                              Agent, either with the Original Capital
                              Securities to be tendered or in
                              compliance with the specified procedures for guaranteed delivery of Original
                              Capital Securities.  Certain brokers,
                              dealers, commercial banks, trust
                              companies and other nominees may also
                              effect tenders by book-entry transfer.
                              Holders of Original Capital Securities
                              registered in the name of a broker,
                              dealer, commercial bank, trust company
                              or other nominee are urged to contact
                              such person promptly if they wish to
                              tender Original Capital Securities
                              pursuant to the Exchange Offer.  See
                              "The Exchange Offer-- Procedures for
                              Tendering Original Capital Securities."

                              Letters of Transmittal and certificates
                              representing Original Capital Securities should not be sent to the Corporation or the Trust. Such documents should only be sent to the Exchange Agent.

Resales of Exchange
  Capital Securities          The Corporation and the Trust are making
                              the Exchange Offer in reliance on the
                              position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust has sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the
                              Exchange Offer as it has in such
                              interpretive letters to third parties.
                              Based on these interpretations by the
                              staff of the Division of Corporation
                              Finance of the Commission, and subject
                              to the two immediately following
                              sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital
                              Securities may be offered for resale,
                              resold and otherwise transferred by a
                              holder thereof (other than a holder who
                              is a broker-dealer) without further
                              compliance with the registration and
                              prospectus delivery requirements of the
                              Securities Act, provided that such
                              Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities.
                              However, any holder of Original Capital
                              Securities who is an "affiliate" of the
                              Corporation or the Trust or who intends
                              to participate in the Exchange Offer for the purpose of distributing the Exchange
                              Capital Securities, or any broker-dealer who purchased the Original Capital
                              Securities from the Trust to resell
                              pursuant to Rule 144A or any other
                              available exemption under the Securities
                              Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters,
                              (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the
                              Securities Act in connection with any
                              sale or other transfer of such Original
                              Capital Securities unless such sale is
                              made pursuant to an exemption from such
                              requirements. In addition, as described below, if any broker-dealer holds
                              Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original
                              Capital Securities for Exchange Capital
                              Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

                              Each holder of Original Capital
                              Securities who wishes to exchange
                              Original Capital Securities for Exchange
                              Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business, (iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that, by so acknowledging and by delivering such a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.
                              Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement and to the limitations described below under "The Exchange Offer--Resales of Exchange Capital Securities," the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. See "The Exchange Offer--Resales of Exchange Capital Securities."

Exchange Agent                The exchange agent with respect to the
                              Exchange Offer is The Bank of New York
                              (the "Exchange Agent").  The addresses,
                              and telephone and facsimile numbers, of
                              the Exchange Agent are set forth in "The
                              Exchange Offer--Exchange Agent" and in
                              the Letter of Transmittal.

Use of Proceeds               Neither the Corporation nor the Trust
                              will receive any cash proceeds from the
                              issuance of the Exchange Capital
                              Securities offered hereby.

Certain United States
  Federal Income Tax
  Consequences; ERISA
  Considerations              Holders of Original Capital Securities
                              should review the information set forth
                              under "Certain United States Federal
                              Income Tax Consequences" and "ERISA
                              Considerations" prior to tendering
                              Original Capital Securities in the
                              Exchange Offer.

                        THE EXCHANGE CAPITAL SECURITIES

Securities Offered            Up to $100,000,000 aggregate Liquidation
                              Amount of the Trust's Exchange Capital
                              Securities have been registered under
                              the Securities Act (Liquidation Amount
                              $1,000 per Exchange Capital Security).
                              The Exchange Capital Securities will be
                              issued and the Original Capital
                              Securities were issued under the
                              Declaration.  The Exchange Capital
                              Securities and any Original Capital
                              Securities which remain outstanding
                              after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.
                              See "Description of Exchange
                              Securities--Description of Exchange
                              Capital Securities--Voting Rights;
                              Amendment of the Declaration." The terms of the Exchange Capital Securities are identical in all material respects to the terms of the Original Capital
                              Securities, except that the Exchange
                              Capital Securities have been registered
                              under the Securities Act, will not be
                              subject to certain restrictions on
                              transfer applicable to the Original
                              Capital Securities and will not provide
                              for any increase in the Distribution
                              rate thereon.  See "The Exchange
                              Offer--Purpose of the Exchange Offer,"
                              "Description of Exchange Securities" and
                              "Description of Original Securities."

Distribution Dates            April 1 and October 1 of each year,
                              commencing October 1, 1997.

Extension Periods             Distributions on the Exchange Capital
                              Securities will be deferred for the
                              duration of any Extension Period elected by the Corporation with respect to the payment of interest on the Exchange
                              Junior Subordinated Debentures.  No
                              Extension Period will exceed
                              10 consecutive semi-annual periods or
                              extend beyond the Stated Maturity of the Junior Subordinated Debentures. See
                              "Description of Exchange
                              Securities--Description of Exchange
                              Junior Subordinated Debentures--Option
                              to Extend Interest Payment Date" and
                              "Certain United States Federal Income
                              Tax Consequences--Interest Income and
                              Original Issue Discount."

Ranking The Exchange Capital Securities will rank pari passu, and payments thereon will be made pro rata, with the Original Capital Securities and the Common Securities except as described under "Description of Exchange
                              Securities--Description of Exchange
                              Capital Securities--Subordination of
                              Common Securities." The Exchange Junior
                              Subordinated Debentures will rank pari
                              passu with the Original Junior
                              Subordinated Debentures and all other
                              junior subordinated debt securities to
                              be issued by the Corporation pursuant to the Indenture with substantially similar subordination terms ("Other
                              Debentures"), and which will be issued
                              and sold to other trusts to be
                              established by the Corporation in each
                              case similar to the Trust ("Other
                              Trusts"), and will be unsecured and
                              subordinate and junior in right of
                              payment to the extent and in the manner
                              set forth in the Indenture to all Senior
                              Debt of the Corporation.  See
                              "Description of Exchange
                              Securities--Description of Exchange
                              Junior Subordinated Debentures." The
                              Exchange Guarantee will rank pari passu
                              with the Original Guarantee and all
                              other guarantees to be issued by the
                              Corporation with respect to capital
                              securities to be issued by Other Trusts
                              ("Other Guarantees"), and will
                              constitute an unsecured obligation of
                              the Corporation and will rank
                              subordinate and junior in right of
                              payment to the extent and in the manner
                              set forth in the Guarantee to all Senior
                              Debt.  See "Description of Exchange
                              Securities--Description of Exchange
                              Guarantee." In addition, because the
                              Corporation is a holding company, the
                              Junior Subordinated Debentures and the
                              Guarantee are effectively subordinated
                              to all existing and future liabilities
                              of the Corporation's subsidiaries,
                              including deposits.

Redemption                    The Trust Securities are subject to
                              mandatory redemption (i) in whole, but
                              not in part, at the Stated Maturity of
                              the Junior Subordinated Debentures upon
                              the redemption thereof, (ii) in whole,
                              but not in part, at any time prior to
                              April 1, 2007, contemporaneously with
                              the optional redemption of the Junior
                              Subordinated Debentures upon the
                              occurrence and continuation of a Special
                              Event (as defined herein), and (iii) in
                              whole or in part at any time on or after April 1, 2007 contemporaneously with any optional redemption by the Corporation of Junior Subordinated Debentures, in each case at the applicable Redemption
                              Price.  See "Description of Exchange
                              Securities--Description of Exchange
                              Capital Securities--Mandatory
                              Redemption."

Rating The Exchange Capital Securities are expected to be rated "BB" by Standard & Poor's Ratings Services and "BB+" by Fitch Investors Service. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

Transfer Restrictions         The Exchange Capital Securities will be
                              issued, and may be transferred, only in
                              blocks having a Liquidation Amount of
                              not less than $100,000 (100 Capital
                              Securities).

ERISA Considerations          Prospective purchasers must carefully
                              consider the restrictions on purchase
                              set forth under "ERISA Considerations."

Absence of Market for
  the Exchange Capital
  Securities                  The Exchange Capital Securities will be
                              a new issue of securities for which
                              there currently is no market.  Although
                              Lehman Brothers Inc., Montgomery
                              Securities, Smith Barney Inc., and Ryan,
                              Beck & Co., the initial purchasers of
                              the Original Capital Securities (the
                              "Initial Purchasers"), have informed the
                              Corporation and the Trust that they each currently intend to make a market in the Exchange Capital Securities, they are not obligated to do so, and any such market making may be discontinued at any time without notice. Accordingly, there can be no assurance as to the development or liquidity of any market for the Exchange Capital Securities.
                              The Trust and the Corporation do not
                              intend to apply for listing of the
                              Exchange Capital Securities on any
                              securities exchange or for quotation
                              through the National Association of
                              Securities Dealers Automated Quotation
                              System ("NASDAQ").  See "Plan of
                              Distribution."

                                 RISK FACTORS

      Prospective investors should carefully consider the matters set forth under "Risk Factors."

                                 RISK FACTORS

      Prospective investors should consider carefully, in addition to the other information contained in this Prospectus, the following factors in connection with the Exchange Offer and the Exchange Capital Securities offered hereby. This Prospectus contains certain forward-looking statements and information relating to the Corporation that are based on the beliefs of management as well as assumptions made by and information currently available to management. The words "anticipate," "believe," "estimate," "expect," "intends" and similar expressions, as they relate to the Corporation or the Corporation's management, are intended to identify forward-looking statements. Such statements reflect the current views of the Corporation with respect to future events and are subject to certain risks,uncertainties and assumptions, including the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated or expected. The Corporation does not intend to update these forward-looking statements.

Ranking of Obligations Under the Guarantee and the Junior
Subordinated Debentures

      The obligations of the Corporation under the Guarantee issued by the Corporation for the benefit of the holders of Capital Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of the Corporation. At March 31, 1997, the aggregate outstanding Senior Debt of the Corporation (which, as defined, includes all outstanding subordinated debt of the Corporation) was approximately $166.8 million. Because the Corporation is a bank holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Capital Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of such subsidiary, except to the extent that the Corporation may itself be recognized as a creditor of such subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Junior Subordinated Debentures. Because the Corporation is a holding company with limited assets and liabilities, a substantial portion of the consolidated liabilities of the Corporation are liabilities of its subsidiaries. The Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Debt in the same manner as the Junior Subordinated Debentures. See "Sovereign." None of the Indenture, the Guarantee or the Declaration places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by the Corporation or any subsidiary. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Subordination" and "--Description of Exchange Guarantee--Status of the Guarantee."

      The ability of the Trust to pay amounts due on the Capital
Securities is solely dependent upon the Corporation making payments on the Junior Subordinated Debentures as and when required.

      In addition, there are regulatory limitations on the payment of dividends directly or indirectly to the Corporation from the Bank. Under applicable banking statutes at March 31, 1997, the Bank could have declared additional dividends of $113 million.

Option to Extend Interest Payment Date; Tax Consequences; Market
Price Consequences

      So long as no Debenture Event of Default (as defined herein) has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, semi-annual Distributions on the Trust Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at the rate of 9.00% per annum, compounded semi-annually, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures) from the relevant payment date for such Distributions during any such Extension Period.

      Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period; provided, however, that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods or to extend beyond the Stated Maturity. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest thereon at the annual rate of 9.00%, compounded semi-annually, to the extent permitted by applicable law), the Corporation may elect to begin a new Extension Period, subject to the above requirements. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "Description of Exchange Securities--Description of Exchange Capital Securities--Distributions" and "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date."

      During any Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on, or repay, repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to, the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of shares of the Corporation's common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans, (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

      Because the Corporation believes that the likelihood of its exercising its option to defer payments of interest is remote, the Junior Subordinated Debentures will be treated under Treasury regulations as issued without original issue discount ("OID") for United States federal income tax purposes. As a result, holders of Capital Securities generally will include their allocable share of the interest on the Junior Subordinated Debentures in taxable income under their own methods of tax accounting (i.e., cash or accrual). Under the Treasury regulations, however, if the Corporation exercises its right to defer payments of interest, the Junior Subordinated Debentures will become OID instruments. Consequently, holders of Capital Securities will be required to include their pro rata share of OID in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash attributable to such interest income and such holders will not receive the cash related to such income if they dispose of the Capital Securities prior to the record date for payment of distributions thereafter. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales of Capital Securities."

      Should the Corporation elect to exercise its right to defer payments of interest on the Junior Subordinated Debentures in the future, the market price of the Capital Securities is likely to be affected. A holder that disposes of its Capital Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Capital Securities. In addition, merely as a result of the existence of the Corporation's right to defer interest payments on the Junior Subordinated Debentures, the market price of the Capital Securities (which represent an undivided beneficial ownership interest in the Junior Subordinated Debentures) may be more volatile than the market prices of other securities that are not subject to such deferrals.

Special Event Redemption; Possible Tax Law Changes Affecting the
Capital Securities

      Upon the occurrence and continuation of a Special Event prior to April 1, 2027, the Corporation may, at its option and subject to receipt of any required regulatory approval, prepay the Junior Subordinated Debentures in whole, but not in part, at the Special Event Prepayment Price (as defined herein) within
90 days following the occurrence of such Special Event. In such event, the Trust will redeem the Trust Securities on a pro rata basis to the same extent as the Junior Subordinated Debentures are prepaid by the Corporation. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment", "--Description of Exchange Capital Securities--Mandatory Redemption" and "--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

      A "Special Event" means a Tax Event or a Regulatory Capital
Event, as the case may be.

      A "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 19, 1997 (the "Issue Date"), there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or
(iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      A "Regulatory Capital Event" means that the Corporation shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the Capital Securities would not constitute Tier 1 capital applied as if the Corporation (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of March 19, 1997) or its then equivalent ("Tier I Capital").

Proposed Tax Legislation

      On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed certain changes to federal income tax law which would, among other things, generally treat as equity, for federal income tax purposes, certain deed obligations, such as the Junior Subordinated Debentures that are issued on or after the date of "first committee action" (the "Clinton Proposal"). On June 11, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation (the "Chairman's Mark"). The Chairman's Mark constitutes "first committee action" with respect to the provisions contained therein. On June 20, 1997, Senate Finance Committee Chairman Bill Roth released Modifications and Amendments to the Chairman's Mark (the "Senate Amendments") and on June 27, 1997 the Senate approved the Revenue Reconciliation Act of 1997 (the "Act"). On June 30, 1997, the Clinton Administration announced a new tax plan (the "New Clinton Plan"). None of the Chairman's Mark, the Senate Amendments, the Act and the New Clinton Plan includes a provision that would treat debt obligations such as the Junior Subordinated Dentures as equity.

      There can be no assurance, however, that the Clinton Proposal or other legislation that affects the Junior Subordinated Debentures will not ultimately be enacted into law. Although it is currently anticipated that any modifications or additions to the proposals described above would have an effective date after the date hereof, as well as transitional rules, no assurance can be given that the effective date and transitional rules relating thereto would be enacted as anticipated or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures, which could result in a Tax Event, which would allow the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital
Securities--Mandatory Redemption" and "Description of Exchange Securities-- Description of Exchange Junior Subordinated Debentures--Special Event Prepayment." See also "Certain United States Federal Income Tax Consequences-- Proposed Tax Legislation."

Liquidation Distribution of Junior Subordinated Debentures

      The Corporation has the right at any time to distribute the Junior Subordinated Debentures to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures may constitute a taxable event to holders of Capital Securities. Moreover, upon occurrence of a Special Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Taxation Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      There can be no assurance as to the market prices for Capital Securities or Junior Subordinated Debentures that may be distributed in exchange for Capital Securities if a liquidation of the Trust occurs. Accordingly, the Capital Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby. Because holders of Capital Securities may receive Junior Subordinated Debentures on termination of the Trust and because Distributions are otherwise limited to payments on the Junior Subordinated Debentures, prospective purchasers of Exchange Capital Securities are also making an investment decision with regard to the Exchange Junior Subordinated Debentures and should carefully review all the information regarding the Exchange Junior Subordinated Debentures contained herein. See "Description of Exchange Securities--Description of Exchange Capital Securities--Description of Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and "--Description of Exchange Junior Subordinated Debentures--General."

Rights Under the Guarantee

      The Guarantee guarantees to the holders of the Capital Securities the following payments, to the extent not paid by or on behalf of the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Capital Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the applicable Redemption Price with respect to any Capital Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and
(iii) upon a voluntary or involuntary termination and liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Capital Securities), the lesser of
(a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Capital Securities upon a termination and liquidation of the Trust.

      The holders of a majority in aggregate Liquidation Amount of the Capital Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee (as defined herein) in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If the Corporation defaults on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust will not have funds for the payment of Distributions or amounts payable on redemption of the Capital Securities or otherwise, and, in such event, holders of the Capital Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, in the event a Debenture Event of Default shall have occurred and be continuing and such event is attributable to the failure of the Corporation to pay principal of (or premium, if any) or interest on the Junior Subordinated Debentures on the applicable payment date, then a holder of Capital Securities may institute a Direct Action. Notwithstanding any payments made to a holder of Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (and premium, if any) and interest on the Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action. Except as described herein, holders of Capital Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Exchange Capital Securities," "--Description of Exchange Junior Subordinated Debentures--Debenture Events of Default" and "--Description of Exchange Guarantee." The Declaration provides that each holder of Capital Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture. The Bank of New York will act as Guarantee
Trustee under the Exchange Guarantee and will hold the Guarantee for the benefit of the holders of the Capital Securities. The Bank of New York will also act as Property Trustee under the Declaration and as Debenture Trustee under the Indenture.

Limited Voting Rights

      Holders of Capital Securities will generally have limited voting rights relating only to the modification of the Capital Securities, the termination or liquidation of the Trust, and the exercise of the Trust's rights as holder of Junior Subordinated Debentures. Holders of Capital Securities will not be entitled to vote to appoint, remove or replace the Property Trustee or the Delaware Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except upon the occurrence of certain events described herein. The Property Trustee, the Administrative Trustees and the Corporation may amend the Declaration without the consent of holders of Capital Securities to ensure that the Trust will be classified for United States Federal income tax purposes as a grantor trust, even if such action adversely affects the interests of such holders. See "Description of Exchange Securities--Description of Exchange Capital Securities--Removal of Issuer Trustees" and "--Voting Rights; Amendment of the Declaration."

Consequences of a Failure to Exchange Original Capital Securities

      The Original Capital Securities have not been registered under the Securities Act or any state securities laws and therefore may not be offered, sold or otherwise transferred except in compliance with the registration requirements of the Securities Act and any other applicable securities laws, or pursuant to an exemption therefrom or in a transaction not subject thereto, and in each case in compliance with certain other conditions and restrictions. Original Capital Securities which remain outstanding after consummation of the Exchange Offer will continue to bear a legend reflecting such restrictions on transfer. In addition, upon consummation of the Exchange Offer, holders of Original Capital Securities which remain outstanding will not be entitled to any rights to have such Original Capital Securities registered under the Securities Act or to any similar rights under the Registration Agreement (subject to certain limited exceptions). The Corporation and the Trust do not intend to register under the Securities Act any Original Capital Securities which remain outstanding after consummation of the Exchange Offer (subject to such limited exceptions, if applicable). To the extent that Original Capital Securities are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Original Capital Securities could be adversely affected.

      The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration. See "Description of Exchange Securities--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration."

      The Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 16, 1997 or has not been declared effective by September 15, 1997, then the Distribution rate borne by the Original Capital Securities, commencing on the day after the registration statement was required to be filed or become effective as the case may be, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Description of Original Securities."

Absence of Public Market

      The Original Capital Securities were issued to, and the Corporation believes such securities are currently owned by, a relatively small number of beneficial owners. The Original Capital Securities have not been registered under the Securities Act and will be subject to restrictions on transferability if they are not exchanged for the Exchange Capital Securities. Although the Exchange Capital Securities may be resold or otherwise transferred by the holders (who are not affiliates of the Corporation or the Trust) without compliance with the registration requirements under the Securities Act, they will constitute a new issue of securities with no established trading market. Capital Securities may be transferred by the holders thereof only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities).

      The Corporation and the Trust have been advised by Lehman Brothers Inc, Montgomery Securities, Smith Barney Inc., and Ryan, Beck & Co., Inc., (the "Initial Purchasers") that the Initial Purchasers presently intend to make a market in the Exchange Capital Securities. However, the Initial Purchasers are not obligated to do so and any market-making activity with respect to the Exchange Capital Securities may be discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the Exchange Offer. Accordingly, no assurance can be given that an active public or other market will develop for the Exchange Capital Securities or the Original Capital Securities, or as to the liquidity of or the trading market for the Exchange Capital Securities or the Original Capital Securities. If an active public market does not develop, the market price and liquidity of the Exchange Capital Securities may be adversely affected.

      If a public trading market develops for the Exchange Capital Securities, future trading prices will depend on many factors, including, among other things, prevailing interest rates, the financial condition of the Corporation and the market for similar securities. Depending on these and other factors, the Exchange Capital Securities may trade at a discount to the purchase price paid by the holder.

      Notwithstanding the registration of the Exchange Capital Securities in the Exchange Offer, holders who are "affiliates" (as defined under Rule 405 of the Securities Act) of the Corporation or the Trust may publicly offer for sale or resell the Exchange Capital Securities only in compliance with the provisions of Rule 144 under the Securities Act.

      Each broker-dealer that receives Exchange Capital Securities for its own account in exchange for Original Capital Securities, where such Original Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. See "Plan of Distribution."

Exchange Offer Procedures

      Except with respect to holders tendering Original Capital Securities through the Automated Tender Offer Program of DTC ("ATOP"), issuance of the Exchange Capital Securities in exchange for Original Capital Securities pursuant to the Exchange Offer will be made only after a timely receipt by the Trust of such Original Capital Securities, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Original Capital Securities desiring to tender such Original Capital Securities in exchange for Exchange Capital Securities should allow sufficient time to ensure timely delivery. Neither the Corporation nor the Trust is under any duty to give notification of defects or irregularities with respect to the tenders of Original Capital Securities for exchange.

                      RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratios of earnings to fixed charges of the Corporation for the respective periods indicated.


                                 Three Months
                                    Ended                          Years Ended December 31,
                                March 31, 1997         1996       1995       1994       1993      1992
Ratios of Earnings
  to Fixed Charges:

  Excluding interest
    on deposits                     128.27%          138.04%    183.06%    203.16%    234.19%   258.44%

  Including interest
    on deposits                     114.33%          117.88%    126.74%    137.57%    136.56%   125.53%


      For purposes of computing the ratios of earnings to fixed charges, earnings represent net income (loss) before extraordinary items and cumulative effect of changes in accounting principles plus applicable income taxes and fixed charges. Fixed charges, excluding interest on deposits, include gross interest expense (other than on deposits) and the proportion deemed representative of the interest factor of rent expense, net of income from subleases. Fixed charges, including gross interest on deposits, include all interest expense and the proportion deemed representative of the interest factor of rent expense, net of income from subleases.

                           SOVEREIGN CAPITAL TRUST I

      The Trust is a statutory business trust formed under Delaware law pursuant to (i) the original declaration of trust executed by the Corporation, as Sponsor, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein, which original declaration of trust was amended and restated and executed by the Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein (the "Declaration"), and (ii) the filing of a certificate of trust with the Delaware Secretary of State on March 11, 1997. The Trust exists for the exclusive purposes of
(i) issuing and selling the Trust Securities, (ii) using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures and (iii) engaging in only those other activities necessary, advisable or incidental thereto (such as registering the transfer of the Capital Securities). Accordingly, the Junior Subordinated Debentures are the sole assets of the Trust, and payments under the Junior Subordinated Debentures are the sole revenues of the Trust. All of the Common Securities are owned directly or indirectly by the Corporation. The Common Securities will rank pari passu, and payments are and will be made thereon pro rata, with the Capital Securities, except that upon the occurrence and continuance of an Event of Default under the Declaration resulting from a Debenture Event of Default, the rights of the Corporation as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Capital Securities. See "Description of Exchange Securities--Description of Exchange Capital Securities--Subordination of Common Securities." The Corporation has acquired Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 31 years, but may terminate earlier as provided in the Declaration. The Trust's business and affairs are conducted by its trustees, each appointed by the Corporation as holder of the Common Securities. The trustees for the Trust will be The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and four individual trustees as Administrative Trustees who are employees or officers of or affiliated with the Corporation (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, currently acts as sole indenture trustee under the Declaration. The Bank of New York also acts as trustee under the Exchange Guarantee and the Indenture. See "--Description of Exchange Junior Subordinated Debentures" and "--Description of Exchange Guarantee." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Capital Securities if an Event of Default under the Declaration resulting from a Debenture Event of Default has occurred and is continuing, is entitled to appoint, remove or replace the Property Trustee and/or Delaware Trustee. In no event do the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of each Issuer Trustee are governed by the Declaration. Pursuant to the expense provisions under the Indenture, the Corporation, as Issuer of the Junior Subordinated Debentures, has and will continue to pay all fees and expenses related to the Trust and the offering of the Capital Securities and has and will continue to pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust. See "--Description of Exchange Capital Securities--Expenses and Taxes." The principal executive office of the Trust is Sovereign Bancorp, Inc., 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610. Telephone inquiries may be directed to Linda Hagginbothom at (610) 320-8400.

                                   SOVEREIGN

General

      The Corporation is the holding company for Sovereign Bank, a federal savings bank (the "Bank"). At March 31, 1997, the Corporation and its subsidiaries had total consolidated assets, deposits and shareholders' equity of approximately $10.3 billion, $5.7 billion and $510 million, respectively. The primary operating entity of the Corporation is Sovereign Bank. Sovereign Bank's primary business consists of attracting deposits from its network of 134 community banking offices, and originating residential mortgage loans and home equity lines of credit in the communities served by those offices. Those offices are located largely in the Pennsylvania counties of Berks, Lancaster, Bucks, Montgomery, Philadelphia, Lehigh and Northampton, the New Jersey counties of Essex, Mercer, Morris, Ocean, Monmouth, Sussex and Union, and New Castle County in Delaware.

      The principal executive offices of the Corporation are located at 1130 Berkshire Boulevard, Wyomissing, Pennsylvania
19610, and its telephone number is (610) 320-8400.

Acquisitions

      The Corporation has entered into an Agreement and Plan of Merger, dated February 5, 1997 (the "Bankers Merger Agreement"), with Bankers Corp. ("Bankers') providing for the merger (the "Bankers Merger") of Bankers with and into the Corporation. Bankers, a New Jersey corporation, is the holding company for Bankers Savings, a New Jersey savings bank ("Bankers Savings"). At March 31, 1997, Bankers had total unaudited consolidated assets, deposits and stockholders' equity of approximately
$2.5 billion, $1.6 billion and $198 million, respectively. For the year ended December 31, 1996 and the quarter ended March 31, 1997, Bankers had total unaudited net operating income of $26.1 million and $7.1 million, respectively. Bankers' total unaudited net operating income for the year ended December 31, 1996 excludes a one-time charge of $1.8 million (after-tax) incurred in the third quarter of 1996 that represents a special assessment paid by Bankers to the FDIC to recapitalize the Savings Association Insurance Fund ("SAIF"). The primary operating entity of Bankers is Bankers Saving, which operates
15 branches located in Middlesex, Monmouth and Ocean Counties,
New Jersey.

      The transaction is expected to be accounted for as a pooling-of-interests for financial reporting purposes and to qualify as a reorganization for federal income tax purposes. In connection with this transaction, the Corporation anticipates recording a one time merger related charge of approximately
$18 to $20 million, after-tax, during the third quarter of 1997.

      The transactions contemplated by the Bankers Merger Agreement are subject to customary conditions, including the receipt of regulatory approval, the approval of shareholders of both the Corporation and Bankers and the receipt of fairness opinions from each of their respective financial advisors. The Bankers Merger is expected to be consummated in the third quarter of 1997, or as soon as possible after the receipt of all regulatory and shareholder approvals and the expiration of all regulatory waiting periods.

      At the effective date of the Bankers Merger (the "Effective Date"), each outstanding share of Bankers common stock will be exchanged for such number of shares of Corporation common stock, and related stock purchase rights, as shall equal $25.50 divided by the average of the mean between the high bid and low asked prices of a share of Corporation common stock (as reported on the Nasdaq National Market) for the fifteen consecutive trading days immediately preceding the Effective Date (the "Corporation Market Value").

      This exchange ratio is subject to possible adjustment in the event that the Corporation Market Value as of the Effective Date is less than $11.00 per share or greater than $16.50 per share. If, on the Effective Date, the Corporation Market Value is less than $11.00 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive
2.318 shares of Corporation common stock and related stock purchase rights (the "Maximum Exchange Ratio"). If, on the Effective Date, the Corporation Market Value is greater than $16.50 per share, each outstanding share of Bankers common stock will be converted into and become a right to receive 1.545 shares of the Corporation common stock and related stock purchase rights (the "Minimum Exchange Ratio"). Additionally, if both (i) the Corporation Market Value on the date immediately prior to the closing date is less than $10.31 and (ii) the number obtained by dividing (A) the Corporation Market Value on the date immediately prior to the closing date (the "Determination Date") by
(B) $13.75 is more than 15% less than the number obtained by dividing (A) the weighted average of the closing sales prices of a group of fifteen specified thrift institutions (the "Index Price") on the Determination Date by (B) the Index Price on February 4, 1997, then Bankers may terminate the Bankers Merger Agreement unless the Corporation agrees to increase the exchange ratio payable in the Bankers Merger so that Bankers stockholders will receive Corporation common stock with a value of $23.90 for each share of Bankers common stock, in which case no termination will occur.

      The Corporation stock prices and the values described above for the Maximum Exchange Ratio and the Minimum Exchange Ratio do not reflect the effect of the 20% stock split paid on March 14, 1997. The Bankers Merger Agreement contains customary anti-dilution provisions and such amounts will be appropriately adjusted.

Recent Developments

      On July 2, 1997 Sovereign Bank entered into an Asset Purchase Agreement with Fleet Financial Group, Inc. and certain of its affiliates ("Fleet") to purchase certain assets of Fleet's automobile finance division. Fleet's automobile finance division consists principally of loan portfolios and related assets acquired by Fleet in connection with Fleet's 1995 acquisition of Shawmut National Corp. and Fleet's 1996 acquisition of NatWest Bancorp. The assets consist principally of (i) approximately $2.0 billion of indirect automobile loans, other indirect consumer loans, dealer floor plan loans and loans to automobile leasing companies at 98.7% of principal amount or a cash purchase price of approximately $1.964 billion (less approximately $65 million of certain assumed liabilities), and (ii) miscellaneous furniture, fixtures and equipment for approximately $1 million in cash.

      At April 30, 1997, the combined weighted average maturity and weighted average coupon of the portfolios of indirect automobile loans, other indirect consumer loans and the loans to automobile leasing companies was approximately 36 months and 8.3%, respectively. Chargeoffs for these loan portfolios from January 1, 1997 through April 30, 1997 amounted to approximately 0.61% of the aggregate principal balance of these loans on an annualized basis, and approximately 4.48% of the loans were 30 days or more past due. At April 30, 1997, the weighted average coupon of the portfolio of dealer floor plan loans was 8.47%. There were no chargeoffs in the portfolio of dealer floor plan loans from January 1, 1997 through April 30, 1997 and none of the floor plan loans were delinquent. Sovereign intends to use $19.2 million of the $36 million discount for initial loan loss reserves.

      As part of the transaction, Sovereign has agreed to offer employment to approximately 180 employees of Fleet's automobile finance division. Sovereign, during a transition period, is also leasing certain Fleet owned or leased facilities in Melville, New York and Hartford, Connecticut.

      Sovereign expects that its new automobile finance division will serve over 2,000 automotive dealerships and 225,000 customers principally throughout New Jersey, New York,
Pennsylvania and several New England states.

      The transaction will be treated as a purchase for financial accounting purposes and, after taking into account loan loss reserves, will result in approximately $10 millon of goodwill. Fleet and its affiliates have the obligation, if Sovereign so elects, to cause Fleet to sell a portfolio of approximately $325 million aggregate principal amount of loans to Bankers or an affiliate of Bankers or, with the consent of Fleet, to others. The transaction is subject to approval of the Office of Thrift Supervision ("OTS") and is expected to close in the third quarter, 1997.

      Sovereign is a legal entity separate and distinct from its subsidiaries. The ability of holders of debt and equity securities of Sovereign to benefit from the distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to prior claims of creditors of the subsidiary (including depositors in the case of banking subsidiaries) except to the extent that a claim of Sovereign as a creditor may be recognized.

      There are various statutory and regulatory limitations on the extent to which present and future banking subsidiaries of Sovereign can finance or otherwise transfer funds to Sovereign or its nonbanking subsidiaries, whether in the form of loans, extensions of credit, investments or asset purchases.

      In addition, there are regulatory limitations on the payment of dividends directly or indirectly to Sovereign from its existing banking subsidiaries. Under applicable banking statutes, at March 31, 1997, the Bank could have declared additional dividends of approximately $113 million. However, Federal and state regulatory agencies also have the authority to further limit further payment of dividends by the Bank based on other factors, such as the maintenance of adequate capital by the Bank, which could reduce the amount of dividends otherwise payable.

                   SELECTED HISTORICAL FINANCIAL INFORMATION

      The following unaudited consolidated summary sets forth selected financial data for Sovereign and its subsidiaries for the quarters ended March 31, 1996 and 1997, and for each of the years in the five-year period ending December 31, 1996. The following summary should be read in conjunction with the financial information incorporated herein by reference to other documents. See "Incorporation of Certain Documents by Reference."

Balance Sheet
  Data
                                   At or for the Three Months
                                        Ended March 31,                               Year Ended December 31,

                                        1997          1996          1996           1995          1994          1993        1992(2)

                                                             (Dollars in thousands, except per share data)
Total assets. . . . . . . . . . . $10,284,394    $9,008,377    $10,041,359    $8,715,307    $7,117,565    $5,353,536    $4,169,604
Loans . . . . . . . . . . . . . .   6,563,717     5,425,065      6,649,537     5,142,140     4,800,484     3,271,623     2,691,166
Allowance for possible loan
  losses. . . . . . . . . . . . .     (50,537)      (39,997)       (46,093)      (40,938)      (42,640)      (41,210)      (33,561)
Investment and mortgage-backed
  securities available-for-sale .     559,599       394,075        494,997       901,308       104,767             0             0
Investment and mortgage-backed
  securities held-to-maturity . .   2,756,105     2,701,720      2,487,615     2,117,062     1,855,360     1,743,472     1,065,384
Deposits. . . . . . . . . . . . .   5,736,579     5,503,141      5,606,333     5,606,853     4,506,483     3,615,119     3,389,460
Borrowings. . . . . . . . . . . .   3,733,718     2,770,241      3,862,194     2,553,761     2,194,325     1,372,780       433,437
Corporation-obligated mandatorily
  redeemable capital securities
  of subsidiary trust holding
  solely junior subordinated
  debentures of the Corporation .      97,574             0              0             0             0             0             0
Shareholders' equity. . . . . . .     510,286       481,463        508,839       468,617       341,873       293,300       251,909

Summary Statement
      of Operations
                                   At or for the Three Months
                                        Ended March 31,                               Year Ended December 31,

                                        1997          1996          1996           1995          1994          1993        1992(2)

                                                             (Dollars in thousands, except per share data)
Total interest income . . . . . .  $   175,060    $  151,769    $   665,489    $  537,380    $  389,076    $  317,414    $  235,910
Total interest expense. . . . . .      113,373        94,932        423,594       340,570       212,189       168,719       139,059
Net interest income . . . . . . .       61,687        56,837        241,895       196,810       176,887       148,695        96,851
Provision for possible loan
  losses. . . . . . . . . . . . .        8,700           800         11,416         2,650         5,992        11,090        12,757
Net interest income after
  provision for possible
  loan losses . . . . . . . . . .       52,987        56,037        230,479       194,160       170,895       137,605        84,094
Other income. . . . . . . . . . .        7,367         8,328         44,163        32,197        18,704        19,372        14,846
Other expenses. . . . . . . . . .       44,102        36,792        171,075       135,280       109,870        95,825        64,033
Non-recurring SAIF assessment . .            0             0         27,818             0             0             0             0

Income before income taxes and
  cumulative effect of change in
  accounting principle. . . . . .       16,252        27,573         75,749        91,077        79,729        61,152        34,907
Income tax provision. . . . . . .        7,045        10,387         29,935        30,671        29,830        23,013        14,553
Income before cumulative effect
  of change in accounting
  principle . . . . . . . . . . .        9,207        17,186         45,814        60,406        49,899        38,139        20,354

Cumulative effect of change
  in accounting principle . . . .            0             0              0             0             0        4,800              0
Net income. . . . . . . . . . . .  $     9,207    $   17,186    $    45,814    $   60,406    $   49,899    $   42,939    $   20,354
Net income applicable to common
  stock . . . . . . . . . . . . .  $     7,645    $   15,624    $    39,564    $   55,717    $   49,899    $   42,939    $   20,354

Share Data (3)

Common shares outstanding at end
  of period (in thousands). . . .       65,761        63,123         65,417        60,253        60,321        55,296        54,486

Preferred shares outstanding at
  end of period (in thousands). .        2,000         2,000          2,000         2,000             0             0             0

Earnings per common and common
  equivalent share:
  Before cumulative effect
  of change in accounting
  principle . . . . . . . . . . .        $0.12         $0.22          $0.59         $0.82         $0.74         $0.57         $0.40

  After cumulative effect
  of change in accounting
  principle . . . . . . . . . . .        $0.12         $0.22          $0.59         $0.82         $0.74         $0.65         $0.40
Book value per common and common
  equivalent share at end of
  period(4) . . . . . . . . . . .         6.56          6.41           6.57          6.49          5.67          5.30          4.62
Common share price at end of
  period. . . . . . . . . . . . .           12        9-5/16       10-15/16        8-1/16         5-7/8             9         5-1/8
Dividends paid per common share .        0.023         0.019          0.076         0.078         0.095         0.083         0.055
Dividend payout ratio . . . . . .        19.22%         8.67%         12.91%         9.53%        12.85%        14.54%       13.80%
Return on average assets. . . . .         0.78          0.79           0.49          0.76          0.80          0.90          0.59
Return on average stockholders'
equity. . . . . . . . . . . . . .        15.34         14.23           9.37         14.91         15.71         15.75          9.70
Equity to assets. . . . . . . . .         4.96          5.34           5.07          5.38          4.80          5.48          6.04

_____________________

(1) The acquisitions of First State Financial Services, Inc. ("First State") in February 1997, Valley Federal Savings ("Valley Federal") in November 1993, and Charter Bancorp, Inc. ("Charter") in November 1994, were each accounted for as pooling-of-interests and, accordingly, the consolidated financial statements have been restated to include the accounts of First State, Valley Federal and Charter for all periods presented.

(2) The acquisition of Harmonia Bancorp, Inc. ("Harmonia") was accounted for as a purchase at the close of business on December 31, 1992. The Corporation's consolidated balance sheet at December 31, 1992 includes Harmonia. Sovereign's 1992 consolidated results of operations do not include Harmonia's results.

(3) All per share data have been adjusted to reflect all stock dividends and stock splits declared or effected through June 30, 1997.

(4) Book value is calculated using equity divided by common shares and assuming conversion of all outstanding preferred shares.

                                CAPITALIZATION

      The following table sets forth the consolidated capitalization of Sovereign at March 31, 1997. The issuance of the Exchange Capital Securities in the Exchange Offer will have no effect on the capitalization of Sovereign. This table is based on, and is qualified in its entirety by, the historical consolidated financial statements of Sovereign, including the related notes thereto, which are included in documents incorporated by reference herein, and should be read in conjunction therewith.

                                                March 31, 1997


                                                 Corporation
                                                  Historical

Long-term debt ...........................         $946,867
Corporation-obligated mandatorily
  redeemable capital securities of
  subsidiary trust holding solely
  junior subordinated debentures
  of the Corporation(1) ..................           97,574
Shareholders' equity:
  Preferred stock, 7,500,000 shares
    authorized, 2,000,000 shares
    issued and outstanding ...............           96,446
Common stock, no par; 100,000,000
  shares authorized; 69,492,593 shares
    issued ...............................          299,161
  Retained earnings ......................          145,993
  Net unrealized holding gain on
    securities, net of deferred taxes ....            1,926
  Treasury stock, at cost, 7,934 shares ..             (149)
  Unallocated common stock held by
    ESOP, at cost ........................          (33,091)
Total Shareholders' equity ...............          510,286
Total capitalization .....................       $1,554,727
                                                 ==========
________________

(1) Reflects the issuance of the Original Capital Securities. As described herein, the sole assets of the Trust will be approximately $103.1 million of Junior Subordinated Debentures (including the amounts attributable to the issuance of the Common Securities of the Trust), which will mature on April 1, 2027. The Corporation owns all of the Common Securities of the Trust. It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934.

                             ACCOUNTING TREATMENT

      The financial statements of the Trust are consolidated into the Corporation's consolidated financial statements, with the Capital Securities treated as minority interest and shown in the Corporation's consolidated balance sheet as "Corporation-Obligated Mandatorily Redeemable Securities of Subsidiary Trust Holding Solely Junior Subordinated Debentures of the Corporation." The financial statement footnotes in the Quarterly Report of the Corporation for the quarter ended March 31, 1997 reflect that the sole asset of the Trust is approximately $103.1 million principal amount of the Junior Subordinated Debentures, bearing interest at 9.00% and maturing on April 1, 2027. All future reports filed by the Corporation under the Exchange Act will present information regarding the Trust and other similar trusts in the manner described above.

                              THE EXCHANGE OFFER

Purpose of the Exchange Offer

      In connection with the sale of the Original Capital Securities, the Corporation and the Trust entered into the Registration Agreement with the Initial Purchasers, pursuant to which the Corporation and the Trust agreed to file and to use their reasonable efforts to cause to become effective with the Commission a registration statement with respect to the exchange of the Original Capital Securities for capital securities with terms identical in all material respects to the terms of the Original Capital Securities. A copy of the Registration Agreement has been filed as an Exhibit to the Registration Statement of which this Prospectus is a part.

      The Exchange Offer is being made to satisfy the contractual obligations of the Corporation and the Trust under the Registration Agreement. The form and terms of the Exchange Capital Securities are the same as the form and terms of the Original Capital Securities except that the Exchange Capital Securities have been registered under the Securities Act and will not be subject to the $100,000 minimum Liquidation Amount transfer restriction and certain other restrictions on transfer applicable to the Original Capital Securities, and will not provide for any increase in the Distribution rate thereon. In that regard, the Original Capital Securities provide, among other things, that, if a registration statement relating to the Exchange Offer has not been filed by August 16, 1997 or has not been declared effective by September 15, 1997, then the Distribution rate borne by the Original Capital Securities, commencing on the day after the registration statement was required to be filed or become effective as the case may be, will increase by 0.25% per annum until the Exchange Offer is consummated. Upon consummation of the Exchange Offer, holders of Original Capital Securities will not be entitled to any increase in the Distribution rate thereon or any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

      The Exchange Offer is not being made to, nor will the Trust accept tenders for exchange from, holders of Original Capital Securities in any jurisdiction in which the Exchange Offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

      Unless the context requires otherwise, the term "holder" with respect to the Exchange Offer means any person in whose name the Original Capital Securities are registered on the books of the Trust or any other person who has obtained a properly completed bond power from the registered holder, or any person whose Original Capital Securities are held of record by The Depository Trust Company ("DTC") who desires to deliver such Original Capital Securities by book-entry transfer at DTC.

      Pursuant to the Exchange Offer, the Corporation will exchange as soon as practicable after the date hereof the Original Guarantee for the Exchange Guarantee and the Original Junior Subordinated Debentures, in an amount corresponding to the Original Capital Securities accepted for exchange, for a like aggregate principal amount of the Exchange Junior Subordinated Debentures. The Exchange Guarantee and Exchange Junior Subordinated Debentures have been registered under the Securities Act.

Terms of the Exchange Offer

      The Trust hereby offers, upon the terms and subject to the conditions set forth in this Prospectus and in the accompanying Letter of Transmittal, to exchange up to $100,000,000 aggregate Liquidation Amount of Exchange Capital Securities for a like aggregate Liquidation Amount of Original Capital Securities properly tendered on or prior to the Expiration Date and not properly withdrawn in accordance with the procedures described below. The Trust will issue, promptly after the Expiration Date, an aggregate Liquidation Amount of up to $100,000,000 of Exchange Capital Securities in exchange for a like principal amount of outstanding Original Capital Securities tendered and accepted in connection with the Exchange Offer. Holders may tender their Original Capital Securities in whole or in part in a Liquidation Amount of not less than $100,000 (100 Capital Securities) or any integral multiple of $1,000 Liquidation Amount (one Capital Security) in excess thereof.

      The Exchange Offer is not conditioned upon any minimum
Liquidation Amount of Original Capital Securities being tendered.
As of the date of this Prospectus, $100,000,000 aggregate
Liquidation Amount of the Original Capital Securities is outstanding.

      Holders of Original Capital Securities do not have any appraisal or dissenters' rights in connection with the Exchange Offer. Original Capital Securities which are not tendered for or are tendered but not accepted in connection with the Exchange Offer will remain outstanding and be entitled to the benefits of the Declaration, but will not be entitled to any further registration rights under the Registration Agreement, except under limited circumstances. See "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Original Securities."

      If any tendered Original Capital Securities are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, certificates for any such unaccepted Original Capital Securities will be returned, without expense, to the tendering holder thereof promptly after the Expiration Date.

      Holders who tender Original Capital Securities in connection with the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Original Capital Securities in connection with the Exchange
Offer. The Corporation will pay all charges and expenses, other than certain applicable taxes described below, in connection with the Exchange Offer. See "--Fees and Expenses."

      NEITHER THE CORPORATION, THE BOARD OF DIRECTORS OF THE CORPORATION NOR ANY ISSUER TRUSTEE OF THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS OF ORIGINAL CAPITAL SECURITIES AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING ALL OR ANY PORTION OF THEIR ORIGINAL CAPITAL SECURITIES PURSUANT TO THE EXCHANGE OFFER. IN ADDITION, NO ONE HAS BEEN AUTHORIZED TO MAKE ANY SUCH RECOMMENDATION. HOLDERS OF ORIGINAL CAPITAL SECURITIES MUST MAKE THEIR OWN DECISIONS WHETHER TO TENDER PURSUANT TO THE EXCHANGE OFFER AND, IF SO, THE AGGREGATE AMOUNT OF ORIGINAL CAPITAL SECURITIES TO TENDER BASED ON SUCH HOLDERS' OWN FINANCIAL POSITIONS AND REQUIREMENTS.

Expiration Date; Extensions; Amendments.

      The term "Expiration Date" means 5:00 p.m., New York City time, on _____________, 1997 unless the Exchange Offer is extended by the Corporation or the Trust (in which case the term
"Expiration Date" shall mean the latest date and time to which the Exchange Offer is extended).

      The Corporation and the Trust expressly reserve the right in their sole and absolute discretion, subject to applicable law, at any time and from time to time, (i) to delay the acceptance of the Original Capital Securities for exchange, (ii) to terminate the Exchange Offer (whether or not any Original Capital
Securities have theretofore been accepted for exchange) if the Trust determines, in its sole and absolute discretion, that any of the events or conditions referred to under "--Conditions to the Exchange Offer" have occurred or exist or have not been satisfied, (iii) to extend the Expiration Date of the Exchange Offer and retain all Original Capital Securities tendered pursuant to the Exchange Offer, subject, however, to the right of holders of Original Capital Securities to withdraw their tendered Original Capital Securities as described under "--Withdrawal Rights," and (iv) to waive any condition or otherwise amend the terms of the Exchange Offer in any respect. If the Exchange
Offer is amended in a manner determined by the Corporation and the Trust to constitute a material change, or if the Corporation and the Trust waive a material condition of the Exchange Offer, the Corporation and the Trust will promptly disclose such amendment by means of a prospectus supplement that will be distributed to the holders of the Original Capital Securities, and the Corporation and the Trust will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

      Any such delay in acceptance, extension, termination or amendment will be followed promptly by oral or written notice thereof to the Exchange Agent and by making a public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Corporation and the Trust may choose to make any public announcement and subject to applicable law, the Corporation and the Trust shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to an appropriate news agency.

Acceptance for Exchange and Issuance of Exchange Capital
Securities

      Upon the terms and subject to the conditions of the Exchange Offer, the Trust will exchange, and will issue to the Exchange
Agent, promptly after the Expiration Date, Exchange Capital
Securities for Original Capital Securities validly tendered and not withdrawn.

      In all cases, delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of (i) the book-entry confirmation described below under "-- Procedures for Tendering Original Capital Securities -- Book-Entry Transfer" or
(ii) certificates representing such Original Capital Securities, the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal.

      Subject to the terms and conditions of the Exchange Offer, the Trust will be deemed to have accepted for exchange, and thereby exchanged, Original Capital Securities validly tendered and not withdrawn as, if and when the Trust gives oral or written notice to the Exchange Agent of the Trust's acceptance of such Original Capital Securities for exchange pursuant to the Exchange Offer. The Exchange Agent will act as agent for the Trust for the purpose of receiving tenders of book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents, and as agent for tendering holders for the purpose of receiving book-entry confirmations or certificates representing Original Capital Securities, Letters of Transmittal and related documents and transmitting Exchange Capital Securities to validly tendering holders. Such exchange will be made promptly after the Expiration Date. If for any reason whatsoever, acceptance for exchange or the exchange of any Original Capital Securities tendered pursuant to the Exchange Offer is delayed (whether before or after the Trust's acceptance for exchange of Original Capital Securities) or the Trust extends the Exchange Offer or is unable to accept for exchange or exchange Original Capital Securities tendered pursuant to the Exchange Offer, then, without prejudice to the Trust's rights set forth herein, the Exchange Agent may, nevertheless, on behalf of the Trust and subject to Rule 14e-1(c) under the Exchange Act, retain tendered Original Capital Securities and such Original Capital Securities may not be withdrawn except to the extent tendering holders are entitled to withdrawal rights as described under "--Withdrawal Rights."

      Pursuant to the Letter of Transmittal, a holder of Original Capital Securities will warrant and agree in the Letter of Transmittal that it has full power and authority to tender, exchange, sell, assign and transfer Original Capital Securities, that the Trust will acquire good, marketable and unencumbered title to the tendered Original Capital Securities, free and clear of all liens, restrictions, charges and encumbrances, and the Original Capital Securities tendered for exchange are not subject to any adverse claims or proxies. The holder also will warrant and agree that it will, upon request, execute and deliver any additional documents deemed by the Trust or the Exchange Agent to be necessary or desirable to complete the exchange, sale, assignment, and transfer of the Original Capital Securities tendered pursuant to the Exchange Offer. Tendering holders of Original Capital Securities that use ATOP will, by so doing, acknowledge that they are bound by the terms of the Letter of Transmittal.

Procedures for Tendering Original Capital Securities

      Book-Entry Transfer. For purposes of the Exchange Offer, the Exchange Agent will establish an account with respect to the Original Capital Securities at DTC within two business days after the date of this Prospectus. Any tendering financial institution that is a participant in DTC's book-entry transfer facility system may make a book-entry delivery of the Original Capital Securities by causing DTC to transfer such Original Capital Securities into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures for transfers. Such holder of Original Capital Securities using ATOP should transmit its acceptance to DTC on or prior to the Expiration Date (or comply with the guaranteed delivery procedures set forth below). DTC will verify such acceptance, execute a book-entry transfer of the tendered Original Capital Securities into the Exchange Agent's account at DTC and then send to the Exchange Agent confirmation of such book-entry transfer, including an agent's message confirming that DTC has received an express acknowledgement from such holder that such holder has received and agrees to be bound by the Letter of Transmittal and that the Trust and the Corporation may enforce the Letter of Transmittal against such holder (a "book-entry confirmation").

      A beneficial owner of Original Capital Securities that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian is urged to contact such entity promptly if such beneficial owner wishes to participate in the Exchange Offer.

      Certificates. If the tender is not made through ATOP, certificates representing Original Capital Securities, as well as the Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, and any other documents required by the Letter of Transmittal, must be received by the Exchange Agent at its address set forth under "-- Exchange Agent" on or prior to the Expiration Date in order for such tender to be effective (or the guaranteed delivery procedures set forth below must be complied with).

      If less than all of the Original Capital Securities are tendered, a tendering holder should fill in the amount of Original Capital Securities being tendered in the appropriate box on the Letter of Transmittal. The entire amount of Original Capital Securities delivered to the Exchange Agent will be deemed to have been tendered unless otherwise indicated.

      Signature Guarantees. Certificates for the Original Capital Securities need not be endorsed and signature guarantees on the Letter of Transmittal are unnecessary unless (a) a certificate for the Original Capital Securities is registered in a name other than that of the person surrendering the certificate or (b) such holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the Letter of Transmittal. In the case of (a) or (b) above, such certificates for Original Capital Securities must be duly endorsed or accompanied by a properly executed bond power, with the endorsement or signature on the bond power and on the Letter of Transmittal guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Exchange Act as an "eligible guarantor institution," including
(as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association (an "Eligible Institution"), unless surrendered on behalf of such Eligible Institution. See Instruction 1 to the Letter of Transmittal.

      Delivery. The method of delivery of the book-entry confirmation or certificates representing tendered Original Capital Securities, the Letter of Transmittal, and all other required documents is at the option and sole risk of the tendering holder, and delivery will be deemed made only when actually received by the Exchange Agent. If delivery is by mail, registered mail, return receipt requested, properly insured, or an overnight delivery service is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

      Notwithstanding any other provision hereof, the delivery of Exchange Capital Securities in exchange for Original Capital Securities tendered and accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) a book-entry conformation with respect to such Original Capital Securities or
(ii) certificates representing Original Capital Securities and a properly completed and duly executed Letter of Transmittal (or facsimile thereof), together with any required signature guarantees and any other documents required by the Letter of Transmittal. Accordingly, the delivery of Exchange Capital Securities might not be made to all tendering holders at the same time, and will depend upon when book-entry confirmations with respect to Original Capital Securities or certificates representing Original Capital Securities and other required documents are received by the Exchange Agent.

      Guaranteed Delivery. If a holder desires to tender Original Capital Securities pursuant to the Exchange Offer and the certificates for such Original Capital Securities are not immediately available or time will not permit all required documents to reach the Exchange Agent on or prior to the Expiration Date, or the procedure for book-entry transfer cannot be completed on a timely basis, such Original Capital Securities may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

      (1)   such tenders are made by or through an Eligible
Institution;

      \ED   a properly completed and duly executed notice to the
Exchange Agent guaranteeing delivery to the Exchange Agent of either certificates representing the Original Capital Securities or a book-entry confirmation in compliance with the requirements set forth herein (the "Notice of Guaranteed Delivery") substantially in the form accompanying the Letter of Transmittal, is received by the Exchange Agent, as provided below, on or prior to the Expiration Date;

      (3) (a) a book-entry confirmation or (b) the certificates representing all tendered Original Capital Securities, in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other documents required by the Letter of Transmittal, are, in any case, received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of such Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be delivered by hand, or transmitted by facsimile or mail to the Exchange Agent and must include a guarantee by an Eligible Institution in the form set forth in such notice.

      The Trust's acceptance for exchange of Original Capital Securities tendered pursuant to any of the procedures described above will constitute a binding agreement between the tendering holder and the Trust upon the terms and subject to the conditions of the Exchange Offer.

      Determination of Validity. All questions as to the form of documents, validity, eligibility (including time of receipt) and acceptance for exchange of any tendered Original Capital Securities will be determined by the Corporation and the Trust, in their sole discretion, whose determination shall be final and binding on all parties. The Corporation and the Trust reserve the absolute right, in their sole and absolute discretion, to reject any and all tenders determined by them not to be in proper form or the acceptance of which, or exchange for, may, in the opinion of counsel to the Corporation and the Trust, be unlawful. The Corporation and the Trust also reserve the absolute right, subject to applicable law, to waive any of the conditions of the Exchange Offer as set forth under "--Conditions to the Exchange Offer" or any condition or irregularity in any tender of Original Capital Securities of any particular holder whether or not similar conditions or irregularities are waived in the case of other holders.

      The interpretation by the Corporation and the Trust of the terms and conditions of the Exchange Offer (including the Letter of Transmittal and the instructions thereto) will be final and binding. No tender of Original Capital Securities will be deemed to have been validly made until all irregularities with respect to such tender have been cured or waived. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in tenders or incur any liability for failure to give any such notification.

      If any Letter of Transmittal, endorsement, bond power, power of attorney, or any other document required by the Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and unless waived by the Corporation and the Trust, proper evidence satisfactory to the Corporation and the Trust, in their sole discretion, of such person's authority to so act must be submitted.

Resales of Exchange Capital Securities

      The Trust is making the Exchange Offer for the Exchange Capital Securities in reliance on the position of the staff of the Division of Corporation Finance of the Commission as set forth in certain interpretive letters addressed to third parties in other transactions. However, neither the Corporation nor the Trust sought its own interpretive letter and there can be no assurance that the staff of the Division of Corporation Finance of the Commission would make a similar determination with respect to the Exchange Offer as it has in such interpretive letters to third parties. Based on these interpretations by the staff of the Division of Corporation Finance of the Commission, and subject to the two immediately following sentences, the Corporation and the Trust believe that Exchange Capital Securities issued pursuant to this Exchange Offer in exchange for Original Capital Securities may be offered for resale, resold and otherwise transferred by a holder thereof (other than a holder who is a broker-dealer) without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holder's business and that such holder is not participating, and has no arrangement or understanding with any person to participate, in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. However, any holder of Original Capital Securities who is an "affiliate" of the Corporation or the Trust or who intends to participate in the Exchange Offer for the purpose of distributing Exchange Capital Securities, or any broker-dealer who purchased Original Capital Securities from the Trust to resell pursuant to Rule 144A or any other available exemption under the Securities Act, (a) will not be able to rely on the interpretations of the staff of the Division of Corporation Finance of the Commission set forth in the above-mentioned interpretive letters, (b) will not be permitted or entitled to tender such Original Capital Securities in the Exchange Offer and (c) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or other transfer of such Original Capital Securities unless such sale is made pursuant to an exemption from such requirements. In addition, as described below, if any broker-dealer holds Original Capital Securities acquired for its own account as a result of market-making or other trading activities and exchanges such Original Capital Securities for Exchange Capital Securities, then such broker-dealer must deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of such Exchange Capital Securities.

      Each holder of Original Capital Securities who wishes to exchange Original Capital Securities for Exchange Capital Securities in the Exchange Offer will be required to represent that (i) it is not an "affiliate" of the Corporation or the Trust, (ii) any Exchange Capital Securities to be received by it are being acquired in the ordinary course of its business,
(iii) it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities, and (iv) if such holder is not a broker-dealer, such holder is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Capital Securities. In addition, the Corporation and the Trust may require such holder, as a condition to such holder's eligibility to participate in the Exchange Offer, to furnish to the Corporation and the Trust (or an agent thereof) in writing information as to the number of "beneficial owners" (within the meaning of Rule 13d-3 under the Exchange Act) on behalf of whom such holder holds the Capital Securities to be exchanged in the Exchange Offer. Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Original Capital Securities for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Corporation and the Trust believe that Participating Broker-Dealers who acquired Original Capital Securities for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Capital Securities received upon exchange of such Original Capital Securities (other than Original Capital Securities which represent an unsold allotment from the initial sale of the Original Capital Securities) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Capital Securities. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Capital Securities received in exchange for Original Capital Securities where such Original Capital Securities were acquired by such Participating Broker-Dealer for its own account as a result of market-making or other trading activities. Subject to certain provisions set forth in the Registration Agreement, the Corporation and the Trust have agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Capital Securities for a period ending 180 days after the Expiration Date (subject to extension under certain limited circumstances described below) or, if earlier, when all such Exchange Capital Securities have been disposed of by such Participating Broker-Dealer. See "Plan of Distribution." However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Capital Securities received in exchange for Original Capital Securities pursuant to the Exchange Offer must notify the Corporation or the Trust, or cause the Corporation or the Trust to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth herein under "--Exchange Agent." Any Participating Broker-Dealer who is an "affiliate" of the Corporation or the Trust may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

      In that regard, each Participating Broker-Dealer who surrenders Original Capital Securities pursuant to the Exchange Offer will be deemed to have agreed, by execution of the Letter of Transmittal, that upon receipt of notice from the Corporation or the Trust of the occurrence of any event or the discovery of
(i) any fact which makes any statement contained or incorporated by reference in this Prospectus untrue in any material respect or
(ii) any fact which causes this Prospectus to omit to state a material fact necessary in order to make the statements contained or incorporated by reference herein, in light of the circumstances under which they were made, not misleading, or
(iii) of the occurrence of certain other events specified in the Registration Agreement, such Participating Broker-Dealer will suspend the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) pursuant to this Prospectus until the Corporation or the Trust has amended or supplemented this Prospectus to correct such misstatement or omission and has furnished copies of the amended or supplemented Prospectus to such Participating Broker-Dealer, or the Corporation or the Trust has given notice that the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be. If the Corporation or the Trust gives such notice to suspend the sale of the Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable), it shall extend the 180-day period referred to above during which Participating Broker-Dealers are entitled to use this Prospectus in connection with the resale of Exchange Capital Securities by the number of days during the period from and including the date of the giving of such notice to and including the date when Participating Broker-Dealers shall have received copies of the amended or supplemented Prospectus necessary to permit resales of the Exchange Capital Securities or to and including the date on which the Corporation or the Trust has given notice that the sale of Exchange Capital Securities (or the Exchange Guarantee or the Exchange Junior Subordinated Debentures, as applicable) may be resumed, as the case may be.

Withdrawal Rights

      Except as otherwise provided herein, tenders of Original
Capital Securities may be withdrawn at any time on or prior to the Expiration Date.

      In order for a withdrawal to be effective, a written, telegraphic, telex or facsimile transmission of such notice of withdrawal must be timely received by the Exchange Agent at one of its addresses set forth under "--Exchange Agent" on or prior to the Expiration Date. Any such notice of withdrawal must specify the name of the person who tendered the Original Capital Securities to be withdrawn, the aggregate principal amount of Original Capital Securities to be withdrawn, and (if certificates for such Original Capital Securities have been tendered) the name of the registered holder of the Original Capital Securities as set forth on the Original Capital Securities, if different from that of the person who tendered such Original Capital Securities. If certificates representing Original Capital Securities have been delivered or otherwise identified to the Exchange Agent, then prior to the physical release of such certificates, the tendering holder must submit the serial numbers shown on the particular Original Capital Securities to be withdrawn and the signature on the notice of withdrawal must be guaranteed by an Eligible Institution, except in the case of Original Capital Securities tendered for the account of an Eligible Institution. If Original Capital Securities have been tendered pursuant to the procedures for book-entry transfer set forth in "--Procedures for Tendering Original Capital Securities -- Book-Entry Transfer," the notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawal of Original Capital Securities. Withdrawals of tenders of Original Capital Securities may not be rescinded. Original Capital Securities properly withdrawn will not be deemed validly tendered for purposes of the Exchange Offer, but may be retendered at any subsequent time on or prior to the Expiration Date by following any of the procedures described above under "--Procedures for Tendering Original Capital Securities."

      All questions as to the validity, form and eligibility (including time of receipt) of such withdrawal notices will be determined by the Trust, in its sole discretion, whose determination shall be final and binding on all parties. Neither the Corporation, the Trust, any affiliates or assigns of the Corporation or the Trust, the Exchange Agent nor any other person shall be under any duty to give any notification of any irregularities in any notice of withdrawal or incur any liability for failure to give any such notification. Any Original Capital Securities which have been tendered but which are withdrawn will be returned to the holder thereof promptly after withdrawal.

Distributions on Exchange Capital Securities

      Holders of Original Capital Securities whose Original Capital Securities are accepted for exchange will not receive Distributions on such Original Capital Securities and will be deemed to have waived the right to receive any Distributions on such Original Capital Securities accumulated from and after March 24, 1997. Accordingly, holders of Exchange Capital Securities as of the record date for the payment of Distributions on October 1, 1997 will be entitled to receive Distributions accumulated from and after March 24, 1997.

Conditions to the Exchange Offer

      Notwithstanding any other provisions of the Exchange Offer, or any extension of the Exchange Offer, the Corporation and the Trust will not be required to accept for exchange, or to exchange, any Original Capital Securities for any Exchange Capital Securities, and, as described below, may terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any conditions to or amend the Exchange Offer, if any of the following conditions have occurred or exists or have not been satisfied:

      (a) there shall occur a change in the current interpretation by the staff of the Commission which permits the Exchange Capital Securities issued pursuant to the Exchange Offer in exchange for Original Capital Securities to be offered for resale, resold and otherwise transferred by holders thereof (other than broker-dealers and any such holder which is an "affiliate" of the Corporation or the Trust within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Capital Securities are acquired in the ordinary course of such holders' business and such holders have no arrangement or understanding with any person to participate in the distribution of such Exchange Capital Securities; or

      (b) any law, statute, rule or regulation shall have been adopted or enacted which, in the judgment of the Corporation or the Trust, would reasonably be expected to impair its ability to proceed with the Exchange Offer; or

      (c) a stop order shall have been issued by the Commission or any state securities authority suspending the effectiveness of the Registration Statement, or proceedings shall have been initiated or, to the knowledge of the Corporation or the Trust, threatened for that purpose, or any governmental approval has not been obtained, which approval the Corporation or the Trust shall, in its sole discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby, or

      (d) the Corporation determines in good faith (i) that there is a reasonable likelihood that, or a material uncertainty exists as to whether, consummation of the Exchange Offer would result in an adverse tax consequence to the Trust or the Corporation and
(ii) that such condition exists on the 240th day following the Closing Date.

      If the Corporation or the Trust determines in its sole and absolute discretion that any of the foregoing events or conditions has occurred or exists or has not been satisfied, it may, subject to applicable law, terminate the Exchange Offer (whether or not any Original Capital Securities have theretofore been accepted for exchange) or may waive any such condition or otherwise amend the terms of the Exchange Offer in any respect. If such waiver or amendment constitutes a material change to the Exchange Offer, the Corporation or the Trust will promptly disclose such waiver or amendment by means of a prospectus supplement that will be distributed to the registered holders of the Original Capital Securities and will extend the Exchange Offer to the extent required by Rule 14e-1 under the Exchange Act.

Exchange Agent

      The Bank of New York has been appointed as Exchange Agent for the Exchange Offer. Delivery of the Letters of Transmittal and any other required documents, questions, requests for assistance, and requests for additional copies of this Prospectus or of the Letter of Transmittal should be directed to the Exchange Agent as follows:

BY REGISTERED OR CERTIFIED MAIL:

The Bank of New York
Floor 7E, 101 Barclay Street
New York, New York  10286
Attention:  Enrique Lopez, Reorganization Section

Confirm By Telephone:
(212) 815-2742

Facsimile Transmissions:
(ELIGIBLE INSTITUTIONS ONLY)
(212) 815-6639

BY HAND OR OVERNIGHT DELIVERY:

The Bank of New York
101 Barclay Street
Corporate Trust Services Window
Ground Level
New York, New York  10286
Attention:  Enrique Lopez, Reorganization Section
Confirm by Telephone:
(212) 815-2742

      Delivery to other than the above addresses or facsimile number will not constitute a valid delivery.

Fees and Expenses

      The Corporation has agreed to pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith. The Corporation will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this Prospectus and related documents to the beneficial owners of Original Capital Securities, and in handling or tendering for their customers.

      Holders who tender their Original Capital Securities for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, Exchange Capital Securities are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Original Capital Securities tendered, or if a transfer tax is imposed for any reason other than the exchange of Original Capital Securities in connection with the Exchange Offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

      Neither the Corporation nor the Trust will make any payment to brokers, dealers or other nominees soliciting acceptances of the Exchange Offer.

                      DESCRIPTION OF EXCHANGE SECURITIES

Description of Exchange Capital Securities

      Pursuant to the terms of the Declaration, the Issuer Trustees on behalf of the Trust will issue the Exchange Capital Securities. The Exchange Capital Securities will represent beneficial ownership interests in the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption of the Trust Securities or liquidation of the Trust over the Common Securities, as well as other benefits as described in the Declaration. See "--Subordination of Common Securities." The Declaration has been qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). This summary of certain provisions of the Exchange Capital Securities, the Common Securities and the Declaration does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Declaration, including the definitions therein of certain terms. The form of the Declaration is available upon request from the Issuer Trustees and has been filed as an exhibit to the Registration Statement, of which this Prospectus is a part.

General. The Exchange Capital Securities will be limited to $100 million aggregate Liquidation Amount at any one time outstanding. The Capital Securities will rank pari passu, and payments will be made thereon pro rata, with the Common Securities except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee on behalf of the Trust in trust for the benefit of the holders of the Trust Securities. The Exchange Guarantee executed by the Corporation for the benefit of the holders of the Exchange Capital Securities (the "Exchange Guarantee") will not guarantee payment of Distributions or amounts payable on redemption of the Exchange Capital Securities or on liquidation of the Trust when the Trust does not have funds on hand available to make such payments. See "--Description of Exchange Guarantee."

Distributions. The Exchange Capital Securities represent beneficial ownership interests in the Trust, and Distributions on each Capital Security will be payable at the annual rate of 9.00% of the stated Liquidation Amount of $1,000, and will be payable semi-annually in arrears on April 1 and October 1 of each year to the holders of the Exchange Capital Securities at the close of business on the March 15 or September 15 (each, a "Record Date"), as the case may be, next preceding the relevant Distribution Date (as defined herein). Distributions on the Exchange Capital Securities will be cumulative. Distributions will accumulate from March 24, 1997. The first Distribution Date for the Exchange Capital Securities will be October 1, 1997. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which Distributions are payable on the Exchange Capital Securities is not a Business Day (as defined herein), payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payments in respect to any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York are authorized or required by law or executive order to remain closed.

      So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture to defer the payment of interest on the Exchange Junior Subordinated Debentures at any time or from time to time for a period not exceeding 10 consecutive semi-annual periods with respect to each Extension Period, provided that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such election, semi-annual Distributions on the Trust Securities by the Trust will be deferred during any such Extension Period. Distributions to which holders of the Trust Securities are entitled during any such Extension Period will accumulate additional Distributions thereon at the rate per annum of 9.00% thereof, compounded semi-annually from the relevant Distribution Date, but not exceeding the interest rate then accruing on the Junior Subordinated Debentures. The term "Distributions" as used herein shall include any such additional Distributions.

      Prior to the termination of any such Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date, or to extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all amounts then due, and subject to the foregoing limitations, the Corporation may elect to begin a new Extension Period. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any such Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Capital Securities would have been payable except for the election to begin such Extension Period or
(ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of such Exchange Capital Securities of the Record Date for the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period. See "--Description of Exchange Junior Subordinated Debentures--Option to Extend Interest Payment Date" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any such Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of, the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Junior Subordinated Debentures, or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, (d) purchases of shares of the Corporation's common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers, or employees or any of the Corporation's dividend reinvestment plans, (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or, (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

      The Corporation has no current intention of exercising its right to defer payments of interest on the Exchange Junior
Subordinated Debentures.

      The revenue of the Trust available for distribution to holders of the Trust Securities will be limited to payments under the Exchange Junior Subordinated Debentures. See "--Description of Exchange Junior Subordinated Debentures--General." If the Corporation does not make interest payments on the Exchange Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Trust Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by the Corporation on a limited basis as set forth herein under "--Description of Exchange Guarantee."

Mandatory Redemption. Upon the repayment on the Stated Maturity Date or prepayment prior to the Stated Maturity Date of the Junior Subordinated Debentures (other than following the distribution of the Junior Subordinated Debentures to the holders of the Trust Securities), the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of Trust Securities, upon not less than 30 nor more than 60 days' notice of a date of redemption (the "Redemption Date"), at the applicable Redemption Price, which shall be equal to (i) in the case of the repayment of the Exchange Junior Subordinated Debentures at the Stated Maturity, the Maturity Redemption Price (equal to the principal of, and accrued but unpaid interest on, the Junior Subordinated Debentures), (ii) in the case of the redemption of the Junior Subordinated Debentures prior to April 1, 2007 in connection with the occurrence of a Special Event, the Special Event Redemption Price (equal to the Special Event Prepayment Price (as defined under "--Description of the Exchange Junior Subordinated Debentures--Special Event Prepayment"), and (iii) in the case of the optional redemption of the Junior Subordinated Debentures on or after April 1, 2007, the Optional Redemption Price (equal to the Optional Prepayment Price (as defined under "--Description of Exchange Junior Subordinated Debentures--Optional Prepayment")).

      "Like Amount" means (i) with respect to a redemption of the Trust Securities, Trust Securities having a Liquidation Amount equal to the principal amount of Junior Subordinated Debentures to be paid in accordance with their terms and (ii) with respect to a distribution of Junior Subordinated Debentures upon the liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures are distributed.

      The Corporation will have the option to prepay the Junior Subordinated Debentures, (i) in whole or in part, on or after April 1, 2007, at the applicable Optional Prepayment Price and
(ii) in whole but not in part, at any time prior to April 1, 2007, upon the occurrence of a Special Event, at the Special Event Prepayment Price, in each case subject to receipt of any required regulatory approval. See "Description of Exchange Junior Subordinated Debentures--Optional Prepayment" and "--Special Event Prepayment." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Trust Securities.

      Redemption of the Junior Subordinated Debentures prior to Stated Maturity may be subject to receipt of prior regulatory approval if then required under applicable capital guidelines or policies.

      If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Junior
Subordinated Debentures the Additional Sums.

      "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Trust Securities shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the Trust has become subject as a result of a Tax Event.

Redemption Procedures. Trust Securities shall be redeemed, if at all, at the applicable Redemption Price with the proceeds from the contemporaneous repayment or redemption of the Exchange Junior Subordinated Debentures. Redemptions of the Trust Securities shall be made and the applicable Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such applicable Redemption Price. See also "--Subordination of Common Securities."

      If the Trust gives a notice of redemption in respect of the Exchange Capital Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, with respect to the Exchange Capital Securities held in global form, the Property Trustee will deposit irrevocably with DTC funds sufficient to pay the applicable Redemption Price and will give DTC irrevocable instructions and authority to pay the applicable Redemption Price to the holders of the Capital Securities. See "--Form, Denomination, Book-Entry Procedures and Transfer." With respect to the Exchange Capital Securities held in certificated form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the Exchange Capital Securities funds sufficient to pay the applicable Redemption Price and will give such paying agent irrevocable instructions and authority to pay the applicable Redemption Price to the holders thereof upon surrender of their certificates evidencing the Exchange Capital Securities. See "--Payment and Paying Agency." Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date shall be payable to the holders of the Exchange Capital Securities on the relevant Record Dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of the Exchange Capital Securities will cease, except the right of the holders of the Exchange Capital Securities to receive the applicable Redemption Price, but without interest on such Redemption Price, and the Exchange Capital Securities will cease to be outstanding. In the event that any date fixed for redemption of Capital Securities is not a Business Day, then payment of the applicable Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the applicable Redemption Price is improperly withheld or refused and not paid either by the Trust or by the Corporation pursuant to the Exchange Guarantee as described under "--Description of Exchange Guarantee," Distributions on Exchange Capital Securities will continue to accrue at the then applicable rate, from the Redemption Date originally established by the Trust to the date such applicable Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the applicable Redemption Price.

      In the event that fewer than all of the outstanding Capital
Securities are to be redeemed, the Capital Securities will be redeemed in accordance with the customary procedures of DTC.

      Subject to applicable law (including, without limitation, United States federal securities law), the Corporation or its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

      Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities at its registered address. Unless the Corporation defaults in payment of the applicable Prepayment
Price on, or in the repayment of, the Junior Subordinated Debentures, on and after the Redemption Date Distributions will cease to accrue on the Trust Securities called for redemption.

Liquidation of the Trust and Distribution of Junior Subordinated Debentures. The Corporation will have the right at any time to terminate the Trust and cause the Junior Subordinated Debentures to be distributed to the holders of the Trust Securities in liquidation of the Trust. Such right is subject to (i) the Corporation having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Capital Securities and (ii) any required regulatory approval.

      Upon liquidation of the Trust and certain other events, the Junior Subordinated Debentures may be distributed to holders of the Trust Securities. Under current United States federal income tax law, a distribution of Junior Subordinated Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Capital Securities. If, however, the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time of dissolution of the Trust, the distribution of the Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities. Moreover, upon the occurrence of a Tax Event, a dissolution of the Trust in which holders of the Capital Securities receive cash would be a taxable event to such holders. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures or Cash Upon Liquidation of the Trust."

      The Trust shall automatically terminate upon the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of the Corporation; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of the Trust Securities if the Corporation, as Sponsor, has given written direction to the Property Trustee to terminate the Trust (which direction is optional and, except as described above, wholly within the discretion of the Corporation, as Sponsor);
(iii) redemption of all of the Trust Securities as described under "--Mandatory Redemption" above; (iv) expiration of the term of the Trust; and (v) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

      If a termination occurs as described in clause (i), (ii),
(iv) or (v) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of the Trust Securities a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practicable, in which event such holders will be entitled to receive out of the assets of the Trust legally available for distribution to holders, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to the aggregate of the Liquidation Amount plus accumulated and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate Liquidation Distribution or if a Debenture Event of Default has occurred and is continuing, the Capital Securities shall have a priority over the Common Securities. See "--Subordination of Common Securities."

      If the Corporation elects not to prepay the Junior Subordinated Debentures prior to maturity in accordance with their terms and either elects not to or is unable to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debentures at the Stated Maturity.

      After the liquidation date is fixed for any distribution of Junior Subordinated Debentures to holders of the Trust Securities
(i) the Trust Securities will no longer be deemed to be outstanding, (ii) DTC or its nominee will receive in respect of each global certificate, if any, representing Trust Securities and held by it, a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution, and (iii) any certificates representing Trust Securities not held by DTC or its nominee will be deemed to represent Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of such Trust Securities, and bearing accrued and unpaid interest in an amount equal to the accumulated and unpaid Distributions on such Trust Securities until such certificates are presented to the Administrative Trustees or their agent for cancellation, whereupon the Corporation will issue to such holder, and the Debenture Trustee will authenticate, a certificate representing such Junior Subordinated Debentures.

      There can be no assurance as to the market prices for the Capital Securities or the Junior Subordinated Debentures that may be distributed in exchange for the Trust Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Capital Securities that an investor may purchase, or the Junior Subordinated Debentures that the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Capital Securities offered hereby.

Subordination of Common Securities. Payment of Distributions on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata to the holders of Trust Securities based on the Liquidation Amount of the Trust Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or applicable Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the outstanding Capital Securities for all Distribution periods terminating on or prior thereto, or in the case of payment of the applicable Redemption Price the full amount of such Redemption Price, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or the Redemption Price of, the Capital Securities then due and payable.

      In the case of any Event of Default, the Corporation as holder of the Common Securities will be deemed to have waived any right to act with respect to any such Event of Default until the effect of all such Events of Default have been cured, waived or otherwise eliminated. Until any such Event of Default has been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of the Capital Securities and not on behalf of the Corporation as holder of the Common Securities, and only the holders of the Capital Securities will have the right to direct the Property Trustee to act on their behalf.

Events of Default; Notice. The occurrence of a Debenture Event of Default (see "Description of Exchange Junior Subordinated
Debentures - Debenture Events of Default") constitutes an "Event of Default" under the Declaration.

      Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Capital Securities, the Administrative Trustees and the Corporation, as Sponsor, unless such Event of Default shall have been cured or waived. The Corporation, as Sponsor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Declaration.

      If a Debenture Event of Default or an Event of Default under the Declaration has occurred and is continuing, the Capital
Securities shall have a preference over the Common Securities as described above. See "--Liquidation of the Trust and Distribution of Junior Subordinated Debentures" and
"--Subordination of Common Securities."

Removal of Issuer Trustees. Unless a Debenture Event of Default shall have occurred and be continuing, any Issuer Trustee may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in Liquidation Amount of the outstanding Capital Securities. In no event will the holders of the Capital Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the Corporation as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the Declaration.

Co-Trustees and Separate Property Trustee. Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust's property may at the time be located, the Corporation, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such Trust's property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the Declaration. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

Merger or Consolidation of Issuer Trustees. Any Person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which such Issuer Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Issuer Trustee, shall be the successor of such Issuer Trustee under the Declaration, provided such Person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trust. The Trust may not merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any corporation or other Person, except as described below or as otherwise set forth in the Declaration. The Trust may, at the request of the Corporation, as Sponsor, with the consent of the Administrative Trustees but without the consent of the holders of the Capital Securities, the Property Trustee or the Delaware Trustee, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Capital Securities or (b) substitutes for the Capital Securities other securities having substantially the same terms as the Capital Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Capital Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) the Corporation expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed or traded, or any Successor Securities will be listed or traded upon notification of issuance, on any national securities exchange or other organization on which the Capital Securities are then listed or traded, if any, (iv) if the Capital Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Capital Securities (including any Successor Securities) to be downgraded by any such nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, the Corporation has received an opinion from independent counsel to the Trust experienced in such matters to the effect that (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Capital Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) the Corporation or any permitted successor or assignee owns all of the common securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of the Declaration. Except as provided below and under "--Mergers, Consolidations, Amalgamations or Replacements of the Trust" and "Description of Exchange Guarantee--Amendments and Assignment" and as otherwise required by law and the Declaration, the holders of the Capital Securities will have no voting rights.

      The Declaration may be amended from time to time by the Corporation, the Property Trustee and the Administrative Trustees, without the consent of the holders of the Trust Securities, (i) to cure any ambiguity, correct or supplement any provision in the Declaration that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Declaration, which shall not be inconsistent with the other provisions of the Declaration, or (ii) to modify, eliminate or add to any provisions of the Declaration to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of clause (i), such action shall not adversely affect in any material respect the interests of the holders of the Trust Securities, and any amendments of the Declaration shall become effective when notice thereof is given to the holders of the Trust Securities. The Declaration may be amended by the Issuer Trustees and the Corporation with (i) the consent of holders representing a majority (based upon Liquidation Amount) of the outstanding Trust Securities, and (ii) upon receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act. In addition, without the consent of each holder of Trust Securities, the Declaration may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or
(ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date. The Exchange Capital Securities and any Original Capital Securities which remain outstanding after consummation of the Exchange Offer will vote together as a single class for purposes of determining whether holders of the requisite percentage in outstanding Liquidation Amount thereof have taken certain actions or exercised certain rights under the Declaration.

      So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive certain past defaults under the Indenture, (iii) exercise any right to rescind or annul a declaration of acceleration of the maturity of the principal of the Junior Subordinated Debentures or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Capital Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior approval of each holder of the Capital Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Capital Securities except by subsequent vote of such holders. The Property Trustee shall notify each holder of Capital Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of such holders of the Capital Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

      Any required approval of holders of Capital Securities may be given at a meeting of such holders convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of Capital Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Capital Securities in the manner set forth in the Declaration.

      No vote or consent of the holders of Capital Securities will be required for the Trust to redeem and cancel the Capital
Securities in accordance with the Declaration.

      Notwithstanding that holders of the Capital Securities are entitled to vote or consent under any of the circumstances described above, any of the Capital Securities that are owned by the Corporation, the Issuer Trustees or any affiliate of the Corporation or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Expenses and Taxes. In the Indenture, the Corporation, as issuer of the Junior Subordinated Debentures, has agreed to pay all debts and other obligations (other than with respect to payments of Distributions, amounts payable upon redemption and the Liquidation Amount of the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Capital Securities, and to pay any and all taxes and all costs and expenses with respect to the foregoing (other than United States withholding taxes) to which the Trust might become subject.

Form, Denomination, Book-Entry Procedures and Transfer. The Exchange Capital Securities initially will be represented by one or more Capital Securities in registered, global form (collectively, the "Global Capital Securities"). The Global Capital Securities will be deposited upon issuance with the Property Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

      Except as set forth below, the Global Capital Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Capital Securities may not be exchanged for Capital Securities in certificated form except in the limited circumstances described below. See "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities."

Depositary Procedures. DTC has advised the Trust and the Corporation as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Indirect access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interest and transfer of ownership interest of each actual purchaser of each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

      DTC has also advised the Trust and the Corporation that, pursuant to procedures established by it, (i) upon deposit of the Global Capital Securities, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the Liquidation Amount of the Global Capital Securities and
(ii) ownership of such interests in the Global Capital Securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Capital Securities).

      Investors in the Global Capital Securities may hold their interests therein directly through DTC, if they are Participants in such system, or indirectly through organizations which are Participants in such system. All interests in a Global Capital Security will be subject to the procedures and requirements of DTC. The laws of some states require that certain persons take physical delivery in certificated form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Capital Security to such persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants and certain banks, the ability of a person having beneficial interests in a Global Capital Security to pledge such interests to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests. For certain other restrictions on the transferability of the Capital Securities, see "--Exchange of Book-Entry Capital Securities for Certificated Capital Securities" and "--Exchange of Certificated Capital Securities for Book-Entry Capital Securities."

      EXCEPT AS DESCRIBED BELOW, OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL CAPITAL SECURITIES WILL NOT BE ENTITLED TO HAVE
CAPITAL SECURITIES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE OR BE ENTITLED TO RECEIVE PHYSICAL DELIVERY OF CAPITAL SECURITIES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED
OWNERS OR HOLDERS THEREOF UNDER THE DECLARATION FOR ANY PURPOSE.

      Payments in respect of the Global Capital Security registered in the name of DTC or its nominee will be payable by the Property Trustee to DTC in its capacity as the registered holder under the Declaration. Under the terms of the Declaration, the Property Trustee will treat the persons in whose names the Capital Securities, including the Global Capital Securities, are registered as the owners thereof for the purpose of receiving such payments and for any and all other purposes whatsoever. Consequently, neither the Property Trustee nor any agent thereof has or will have any responsibility or liability for (i) any aspect of DTC's records or any Participant's or Indirect Participant's records relating to, or payments made on account of, beneficial ownership interests in the Global Capital Securities, or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Capital Securities, or (ii) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

      DTC has advised the Trust and the Corporation that its current practice, upon receipt of any payment in respect of securities such as the Capital Securities, is to credit the accounts of the relevant Participants with the payment on the payment date, in amounts proportionate to their respective holdings in Liquidation Amount of beneficial interests in the Global Capital Security, as shown on the records of DTC, unless DTC has reason to believe it will not receive payment on such payment date. Payments by the Participants and the Indirect Participants to the beneficial owners of Capital Securities represented by Global Capital Securities held through such Participants will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Property Trustee, the Trust, or the Corporation. Neither the Trust or the Corporation nor the Property Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Capital Securities, and the Trust or the Corporation and the Property Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

      Interests in the Global Capital Securities will trade in DTC's Same-Day Funds Settlement System and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and its Participants. Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will settle in same-day funds.

      DTC has advised the Trust and the Corporation that it will take any action permitted to be taken by a holder of Exchange Capital Securities (including, without limitation, the presentation of Capital Securities for exchange as described below) only at the direction of one or more Participants to whose account with DTC interests in the Global Capital Securities are credited and only in respect of such portion of the aggregate Liquidation Amount of the Capital Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Declaration, DTC reserves the right to exchange the Global Capital Securities for legended Exchange Capital Securities in certificated form and to distribute such Exchange Capital Securities to its Participants.

      So long as DTC or its nominee is the registered owner of the Global Capital Securities, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Capital Securities represented by the Global Capital Security for all purposes under the Declaration. The information in this section concerning DTC and its book-entry system has been obtained from sources that the Trust and the Corporation believe to be reliable, but neither the Trust nor the Corporation takes responsibility for the accuracy thereof.

      Although DTC has agreed to the foregoing procedures to facilitate transfers of interest in the Global Capital Securities among Participants in DTC, it is under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Trust or the Corporation nor the Property Trustee will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Capital Securities for Certificated Capital Securities. A Global Capital Security is exchangeable for Exchange Capital Securities in registered certificated form if (i) DTC (x) notifies the Trust that it is no longer willing or able to continue as Depositary for the Global Capital Security and the Trust fails to appoint a successor Depositary within 90 days, or (y) has ceased to be a "clearing agency" registered under the Exchange Act; (ii) the Corporation at its option elects to cause the issuance of Capital Securities in certificated form; or (iii) there shall have occurred and be continuing a Debenture Event of Default or any event which, after notice or lapse of time or both, would be an Event of Default under the Declaration. In addition, beneficial interests in a Global Capital Security may be exchanged for certificated Exchange Capital Securities upon request, but only upon at least 20 days prior written notice given to the Property Trustee by or on behalf of DTC in accordance with DTC's customary procedures. In all cases, certificated Capital Securities delivered in exchange for any Global Capital Security or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures).

Exchange of Certificated Capital Securities for Book-Entry Capital Securities. Capital Securities issued in certificated form may not be exchanged for beneficial interests in any Global Capital Security unless such exchange occurs in connection with a transfer of such Capital Securities and the transferor first delivers to the Property Trustee a written certificate (in the form provided in the Declaration) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Capital Securities.

Payment and Paying Agency. Payments in respect of the Exchange Capital Securities held in global form shall be made to the Depositary, which shall credit the relevant accounts at the Depositary on the applicable Distribution Dates or in respect of the Capital Securities that are not held by the Depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and the Corporation. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and the Corporation) to act as Paying Agent.

      The Bank of New York has informed the Trust that so long as it serves as paying agent for the Capital Securities, it anticipates that information regarding Distributions on the Capital Securities, including payment date, Record Date and redemption information, will be made available through The Bank of New York at 1-800-524-4458.

Restrictions on Transfer. The Exchange Capital Securities will be issued, and may be transferred, only in blocks having a Liquidation Amount of not less than $100,000 (100 Capital Securities). Any such transfer of Exchange Capital Securities in a block having a Liquidation Amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Capital Securities for any purpose, including but not limited to the receipt of Distributions on such Exchange Capital Securities, and such transferee shall be deemed to have no interest whatsoever in such Exchange Capital Securities.

Registrar and Transfer Agent. The Property Trustee will act as registrar and transfer agent for the Exchange Capital Securities. Registration of transfers of the Exchange Capital Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Exchange Capital Securities after they have been called for redemption.

Information Concerning the Property Trustee. The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Declaration and, during the existence of an Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Declaration or is unsure of the application of any provision of the Declaration, and the matter is not one on which holders of the Capital Securities or the Common Securities are entitled under the Declaration to vote, then the Property Trustee shall take such action as is directed by the Corporation and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous. The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes, and so that the Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes. In this connection, the Corporation and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Declaration, that the Corporation and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

      Holders of the Trust Securities have no preemptive or similar rights.

      The Trust may not borrow money, issue debt, execute mortgages or pledge any of its assets.

Description of Exchange Junior Subordinated Debentures

      The Junior Subordinated Debentures were issued as a separate series under an Indenture, as supplemented from time to time (as so supplemented, the "Indenture"), between the Corporation and, The Bank of New York, as trustee (the "Debenture Trustee"). The Indenture has been qualified under the Trust Indenture Act. This summary of certain terms and provisions of the Junior
Subordinated Debentures and the Indenture does not purport to be complete, and where reference is made to particular provisions of the Indenture, such provisions, including the definitions of certain terms, some of which are not otherwise defined herein, are qualified in their entirety by reference to all of the provisions of the Indenture and those terms made a part of the Indenture by the Trust Indenture Act.

General. Concurrently with the issuance of the Trust Securities, the Trust invested the proceeds thereof in the Original Junior Subordinated Debentures issued by the Corporation. The Exchange Junior Subordinated Debentures, similarly to the Original Junior Subordinated Debentures, will bear interest from March 24, 1997 at the annual rate of 9.00% of the principal amount thereof, payable semi-annually in arrears on April 1 and October 1 of each year (each, an "Interest Payment Date"), commencing October 1, 1997, to the person in whose name each Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the 15th day of the month preceding the month in which the relevant Interest Payment Date falls. It is anticipated that, until the liquidation, if any, of the Trust, each Exchange Junior Subordinated Debenture will be held in the name of the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Exchange Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that if such next succeeding Business Day falls in the next succeeding calendar year, then such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of 9.00% thereof, compounded semi-annually from the relevant Interest Payment Date. The term "interest" as used herein shall include semi-annual interest payments, interest on semi-annual interest payments not paid on the applicable Interest Payment Date and Additional Sums (as defined herein), as applicable.

      The Exchange Junior Subordinated Debentures will be issued pursuant to the Indenture and will be issued in denominations of $1,000 and integral multiples thereof. Unless previously redeemed or repurchased, the Junior Subordinated Debentures will mature on April 1, 2027.

      The Exchange Junior Subordinated Debentures will rank pari passu with the Original Junior Subordinated Debentures and all Other Debentures issued under the Indenture and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Indebtedness of the Corporation. See "--Subordination."

      The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest, and fees from its banking and nonbanking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Under applicable banking statutes, at March 31, 1997, the Bank could have declared additional dividends of approximately $113 million. However, federal and state regulatory agencies also have the authority to limit further the Bank's payment of dividends based on other factors, such as the maintenance of adequate capital for the Bank, which could reduce the amount of dividends otherwise payable.

      Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of the subsidiary (including depositors, in the case of the Bank), except to the extent that the Corporation may itself be recognized as a creditor of that subsidiary. At March 31, 1997, the subsidiaries of the Corporation had total liabilities (excluding liabilities owed to the Corporation) of approximately $9.7 billion. Accordingly, the Exchange Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, and holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments on the Exchange Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness.

Denominations, Registration and Transfer. The Exchange Junior Subordinated Debentures will be represented by one or more global certificates registered in the name of Cede & Co. as the nominee of DTC if, and only if, distributed to the holders of the Trust Securities. Until such time, the Exchange Junior Subordinated Debentures will be registered in the name of the Trust and held by the Property Trustee. Should the Exchange Junior Subordinated Debentures be distributed to holders of the Trust Securities, beneficial interests in the Exchange Junior Subordinated Debentures will be shown on, and transfers thereof will be effected only through, records maintained by Participants in DTC.

      A global security shall be exchangeable for Exchange Junior Subordinated Debentures registered in the names of persons other than Cede & Co. only if (i) DTC notifies the Corporation that it is unwilling or unable to continue as a depositary for such global security and no successor depositary shall have been appointed, or if at any time DTC ceases to be a "clearing agency" registered under the Exchange Act, at a time when DTC is required to be so registered to act as such depositary, (ii) the Corporation in its sole discretion determines that such global security shall be so exchangeable, or (iii) there shall have occurred and be continuing a Debenture Event of Default. Any global security that is exchangeable pursuant to the preceding sentence shall be exchangeable for certificates registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such global security. In the event that Exchange Junior Subordinated Debentures are issued in certificated form, such Exchange Junior Subordinated Debentures will be in minimum denominations of $100,000 and integral multiples of $1,000 in excess thereof and may be transferred or exchanged only in such minimum denominations and in the manner and at the offices described below.

      Payments on Exchange Junior Subordinated Debentures represented by a global security will be made to DTC, as the depositary for the Exchange Junior Subordinated Debentures. In the event Exchange Junior Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Exchange Junior Subordinated Debentures will be registrable, and Exchange Junior Subordinated Debentures will be exchangeable for Exchange Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate office of the Debenture Trustee in New York, New York, or at the offices of any paying agent or transfer agent appointed by the Corporation, provided that payment of interest may be made at the option of the Corporation by check mailed to the address of the persons entitled thereto or by wire transfer. In addition, if the Exchange Junior Subordinated Debentures are issued in certificated form, the record dates for payment of interest will be the fifteenth day of the month preceding each Payment Date.

      For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Description of Exchange Securities--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer." If the Exchange Junior Subordinated Debentures are distributed to the holders of the Trust Securities upon the termination of the Trust, the form, denomination, book-entry and transfer procedures with respect to the Capital Securities as described under "Description of Exchange Securities--Description of Exchange Capital Securities--Form, Denomination, Book-Entry Procedures and Transfer," shall apply to the Exchange Junior Subordinated Debentures.

Payment and Paying Agents. Payment of principal of (and premium, if any) and any interest on Exchange Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such Paying Agent or Paying Agents as the Corporation may designate from time to time, except that at the option of the Corporation payment of any interest may be made (except in the case of Exchange Junior Subordinated Debentures in global form), (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the register for Exchange Junior Subordinated Debentures or (ii) by transfer to an account maintained by the person entitled thereto as specified in such register, provided that proper transfer instructions have been received by the relevant Record Date. Payment of any interest on any Exchange Junior Subordinated Debenture will be made to the person in whose name such Exchange Junior Subordinated Debenture is registered at the close of business on the Record Date for such interest, except in the case of defaulted interest. The Corporation may at any time designate additional Paying Agents or rescind the designation of any Paying Agent; however the Corporation will at all times be required to maintain a Paying Agent in each Place of Payment for the Exchange Junior Subordinated Debenture.

      Any moneys deposited with the Debenture Trustee or any Paying Agent, or then held by the Corporation in trust, for the payment of the principal of (and premium, if any) or interest on any Exchange Junior Subordinated Debenture and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall, at the request of the Corporation, be repaid to the Corporation and the holder of such Exchange Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to the Corporation for payment thereof.

Option to Extend Interest Payment Date. So long as no Debenture Event of Default has occurred and is continuing, the Corporation has the right under the Indenture at any time or from to time during the term of the Exchange Junior Subordinated Debentures to defer the payment of interest for a period not exceeding
10 consecutive semi-annual periods with respect to each Extension Period; provided, however, that no Extension Period shall end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. At the end of an Extension Period, the Corporation must pay all interest then accrued and unpaid (together with interest thereon at the annual rate of 9.00%, compounded semi-annually from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will continue to accrue and holders of Exchange Junior Subordinated Debentures (and holders of the Exchange Capital Securities while Exchange Capital Securities are outstanding) will be required to accrue such deferred interest income for United States federal income tax purposes prior to receipt of the cash attributable to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

      During any Extension Period, the Corporation may not
(i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock), (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Corporation (including any Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including any Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto,
(c) payments under the Guarantee, (d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers or employees or any of the Corporation's dividend reinvestment plans, (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock, and (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged).

      Prior to the termination of any Extension Period, the Corporation may further extend such Extension Period, provided that such extension does not cause such Extension Period to exceed 10 consecutive semi-annual periods, end on a date other than an Interest Payment Date or extend beyond the Stated Maturity Date. Upon the termination of any Extension Period and the payment of all amounts then due on any Interest Payment Date, the Corporation may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Corporation must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election of any Extension Period (or an extension thereof) at least five Business Days prior to the earlier of (i) the date the Distributions on the Trust Securities would have been payable except for the election to begin or extend such Extension Period or (ii) the date the Administrative Trustees are required to give notice to any securities exchange or to holders of Exchange Capital Securities of the Record Date for the date such Distributions are payable, but in any event not less than five Business Days prior to such Record Date. The Debenture Trustee shall give notice of the Corporation's election to begin or extend a new Extension Period to the holders of the Capital Securities. There is no limitation on the number of times that the Corporation may elect to begin an Extension Period.

Optional Prepayment. The Exchange Junior Subordinated Debentures will be prepayable, in whole or in part, at the option of the Corporation on or after April 1, 2007, subject to the Corporation having received any required regulatory approval, at a prepayment price (the "Optional Prepayment Price") equal to the percentage of the outstanding principal amount of the Exchange Junior Subordinated Debentures specified below, plus, in each case, accrued interest thereon to but excluding the date fixed for prepayment if redeemed during the 12-month period beginning
April 1 of the years listed below:

            Year                      Percentage

            2007                       103.8750%
            2008                       103.4875%
            2009                       103.1000%
            2010                       102.7125%
            2011                       102.3250%
            2012                       101.9375%
            2013                       101.5500%
            2014                       100.1625%
            2015                       100.7750%
            2016                       100.3875%
            2017                       100.0000%

Special Event Prepayment. If, prior to April 1, 2007, a Special Event shall occur and be continuing, the Corporation may, at its option and subject to receipt of any required regulatory approval, prepay the Exchange Junior Subordinated Debentures in whole (but not in part) at any time within 90 days after the occurrence of such Special Event, at a prepayment price (the "Special Event Prepayment Price") equal to the greater of
(i) 100% of the principal amount of such Exchange Junior Subordinated Debentures or (ii) the sum, as determined by a Quotation Agent, of the present values of the principal amount and premium payable with respect to an optional redemption of such Exchange Junior Subordinated Debentures on April 1, 2007, together with scheduled payments of interest on the Exchange Junior Subordinated Debentures from the prepayment date to and including April 1, 2007, discounted to the prepayment date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued but unpaid interest thereon to the date of prepayment. See "--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures."

      "Special Event" means a Tax Event or a Regulatory Capital
Event (as defined below), as the case may be.

      "Tax Event" means the receipt by the Corporation and the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or such pronouncement or decision is announced on or after March 19, 1997, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Exchange Junior Subordinated Debentures,
(ii) interest payable by the Corporation on the Exchange Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Corporation, in whole or in part, for United States federal income tax purposes, or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

      A "Regulatory Capital Event" means that the Corporation shall have become, or pursuant to law or regulation will become within 180 days, subject to capital requirements under which, in the written opinion of independent bank regulatory counsel experienced in such matters, the Capital Securities would not constitute Tier 1 Capital applied as if the Corporation (or its successor) were a bank holding company (as that concept is used in the guidelines or regulations issued by the Board of Governors of the Federal Reserve System as of the date of this Prospectus) or its then equivalent ("Tier 1 Capital").

      "Adjusted Treasury Rate" means, with respect to any prepayment date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such prepayment date, plus (i) 1.85% if such prepayment date occurs on or prior to April 1, 1998 and
(ii) 0.50% in all other cases.

      "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Exchange Junior Subordinated Debt Debentures to be prepaid that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Exchange Junior Subordinated Debentures.

      "Quotation Agent" means the Reference Treasury Dealer appointed by the Corporation. "Reference Treasury Dealer" means:
a nationally recognized U.S. Government Securities Dealer in New
York City selected by the Corporation.

      "Comparable Treasury Price" means, with respect to any prepayment date, (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third Business Day preceding such prepayment date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite
3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such Business Day, (A) the average of Reference Treasury Dealer Quotations for such prepayment date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (B) if the Debenture Trustee obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

      "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any prepayment date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such prepayment date.

      "Additional Sums" means the additional amounts as may be necessary in order that the amount of Distributions then due and payable by the Trust on the outstanding Capital Securities and Common Securities shall not be reduced as a result of any such additional taxes, duties or other governmental charges to which the Trust has become subject as a result of a Tax Event.

      Notice of any prepayment will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Exchange Junior Subordinated Debentures to be prepaid at its registered address. Unless the Corporation defaults in payment of the prepayment price, on and after the prepayment date interest ceases to accrue on such Exchange Junior Subordinated Debentures called for prepayment.

      If the Trust is required to pay any additional taxes, duties or other governmental charges as a result of a Tax Event, the Corporation will pay as additional amounts on the Exchange Junior
Subordinated Debentures the Additional Sums.

Restrictions on Certain Payments. The Corporation will also covenant that it will not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Corporation's capital stock (which includes common and preferred stock),
(ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of the Corporation (including Other Debentures) that rank pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by the Corporation of the debt securities of any subsidiary of the Corporation (including under Other Guarantees) if such guarantee ranks pari passu with or junior in right of payment to the Exchange Junior Subordinated Debentures (other than (a) dividends or distributions in shares of, or options, warrants, or rights to subscribe for or purchase shares of, common stock of the Corporation, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee,
(d) purchases of common stock related to the issuance of common stock or rights under any of the Corporation's benefit plans for its directors, officers, or employees or any of the Corporation's dividend reinvestment plans, (e) as a result of a reclassification of the Corporation's capital stock or the exchange or conversion of one class or series of the Corporation's capital stock for another class or series of the Corporation's capital stock or (f) the purchase of fractional interests in shares of the Corporation's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged), if at such time
(1) there shall have occurred any event of which the Corporation has actual knowledge that (a) is, or with the giving of notice or lapse of time, or both, would be a Debenture Event of Default, and (b) in respect of which the Corporation shall not have taken reasonable steps to cure, (2) if such Exchange Junior Subordinated Debentures are held by the Trust, the Corporation shall be in default with respect to its payment of any obligations under the Exchange Guarantee, or (3) the Corporation shall have given notice of its election of an Extension Period as provided in the Indenture and shall not have rescinded such notice, and such Extension Period, or any extension thereof, shall be continuing.

      For so long as the Trust Securities remain outstanding, the Corporation will covenant (i) to directly or indirectly maintain 100% direct or indirect ownership of the Common Securities of the Trust; provided, however, that any permitted successor of the Corporation under the Indenture may succeed to the Corporation's ownership of such Common Securities, (ii) not to cause, as Sponsor of the Trust, or to permit, as holder of the Common Securities, the dissolution, winding-up or termination of the Trust, except in connection with a distribution of the Exchange Junior Subordinated Debentures as provided in the Declaration and in connection with certain mergers, consolidations or amalgamations and (iii) to use its reasonable efforts to cause the Trust (a) to remain a business trust, except in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (b) to otherwise continue to be classified as a grantor trust for United States federal income tax purposes.

Modification of Indenture. From time to time the Corporation and the Debenture Trustee may, without the consent of the holders of Exchange Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of Exchange Junior Subordinated Debentures) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting the Corporation and the Debenture Trustee, with the consent of the holders of a majority in principal amount of Exchange Junior Subordinated Debentures, to modify the Indenture in a manner affecting the rights of the holders of Exchange Junior Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture so affected, (i) change the Stated Maturity, or reduce the principal amount of the Exchange Junior Subordinated Debentures, or reduce the rate or extend the time of payment of interest thereon except pursuant to the Corporation's right under the Indenture to defer the payment of interest as provided therein (see "--Option to Extend Interest Payment Date") or
(ii) reduce the percentage of principal amount of Exchange Junior Subordinated Debentures, the holders of which are required to consent to any such modification of the Indenture.

      In addition, the Corporation and the Debenture Trustee may execute, without the consent of any holder of Exchange Junior
Subordinated Debentures, any supplemental Indenture for the purpose of creating any Other Debentures.

Debenture Events of Default. The Indenture provides that any one or more of the following described events with respect to the Exchange Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" (whatever the reason for such Debenture Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

             (i) failure for 30 days to pay any interest on the Exchange Junior Subordinated Debentures or any Other
      Debentures when due (subject to the deferral of any due date in the case of an Extension Period); or

            (ii) failure to pay any principal or premium, if any, on the Exchange Junior Subordinated Debentures or any Other Debentures when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise; or

          (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to the Corporation from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures; or

            (iv) certain events in bankruptcy, insolvency or reorganization of the Corporation.

      The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee.
The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may declare the principal due and payable immediately upon a Debenture Event of Default. The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures may annul such declaration and waive the default if the default (other than the non-payment of the principal of the Exchange Junior Subordinated Debentures which has become due solely by such acceleration) has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debenture Trustee.

      The holders of a majority in aggregate outstanding principal amount of the Exchange Junior Subordinated Debentures affected thereby may, on behalf of the holders of all the Exchange Junior Subordinated Debentures, waive any past default, except a default in the payment of principal of (or premium, if any) or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest (and premium, if any) and principal due otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding Exchange Junior Subordinated Debenture. The Corporation is required to file annually with the Debenture Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Indenture.

Enforcement of Certain Rights by Holders of Exchange Capital Securities. If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of the Corporation to pay interest (or premium, if any) on or principal of the Exchange Junior Subordinated Debentures on the due date, a holder of Exchange Capital Securities may institute a Direct Action. The Corporation may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Exchange Capital Securities. Notwithstanding any payments made to a holder of Exchange Capital Securities by the Corporation in connection with a Direct Action, the Corporation shall remain obligated to pay the principal of (or premium, if any) or interest on the Exchange Junior Subordinated Debentures, and the Corporation shall be subrogated to the rights of the holder of such Capital Securities with respect to payments on the Exchange Capital Securities to the extent of any payments made by the Corporation to such holder in any Direct Action.

      The holders of the Exchange Capital Securities will not be able to exercise directly any remedies, other than those set forth in the preceding paragraph, available to the holders of the Exchange Junior Subordinated Debentures unless there shall have been an Event of Default under the Declaration. See "--Description of Exchange Capital Securities--Events of Default; Notice."

Consolidation, Merger, Sale of Assets and Other Transactions.
The Indenture provides that the Corporation shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any Person, and no Person shall consolidate with or merge into the Corporation or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to the Corporation, unless (i) in case the Corporation consolidates with or merges into another Person or conveys or transfers its properties and assets substantially as an entirety to any Person, the successor Person is organized under the laws of the United States or any state or the District of Columbia, and such successor Person expressly assumes the Corporation's obligations on the Exchange Junior Subordinated Debentures;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; and (iii) certain other conditions as prescribed in the Indenture are met.

      The general provisions of the Indenture do not afford holders of the Exchange Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving the Corporation that may adversely affect holders of the Exchange Junior Subordinated Debentures.

Satisfaction and Discharge. The Indenture provides that when, among other things, all Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at maturity within one year, and the Corporation deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount sufficient to pay and discharge the entire indebtedness on the Exchange Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity Date, as the case may be, then the Indenture will cease to be of further effect (except as to the Corporation's obligations to pay all other sums due pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Corporation will be deemed to have satisfied and discharged the Indenture.

Subordination. In the Indenture, the Corporation has covenanted and agreed that any Exchange Junior Subordinated Debentures issued thereunder shall be subordinate and junior in right of payment to all Senior Indebtedness to the extent provided in the Indenture. Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of the Corporation, the holders of Senior Indebtedness will first be entitled to receive payment in full of all Allocable Amounts (as defined below) in respect of such Senior Indebtedness before the holders of Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment or distribution in respect thereof.

      In the event of the acceleration of the maturity of the Exchange Junior Subordinated Debentures, the holders of all Senior Indebtedness outstanding at the time of such acceleration will first be entitled to receive payment in full of all Allocable Amounts in respect of such Senior Indebtedness before the holders of the Exchange Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the Exchange Junior Subordinated Debentures.

      No payments on account of principal (or premium, if any) or interest, if any, in respect of the Exchange Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Indebtedness, or an event of default with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

      "Senior Indebtedness" shall mean all Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

      "Allocable Amounts," when used with respect to any Senior Indebtedness, means all amounts due or to become due on such Senior Indebtedness less, if applicable, any amount which would have been paid to, and retained by, the holders of such Senior Indebtedness (whether as a result of the receipt of payments by the holders of such Senior Indebtedness from the Corporation or any other obligor thereon or from any holders of, or trustee in respect of, other indebtedness that is subordinate and junior in right of payment to such Senior Indebtedness pursuant to any provision of such indebtedness for the payment over of amounts received on account of such indebtedness to the holders of such Senior Indebtedness or otherwise) but for the fact that such Senior Indebtedness is subordinate or junior in right of payment to (or subject to a requirement that amounts received on Senior Indebtedness be paid over to obligees on) trade accounts payable or accrued liabilities arising in the ordinary course of business.

      "Indebtedness for Money Borrowed" shall mean any obligation of, or any obligation guaranteed by, the Corporation for the repayment of borrowed money, whether or not evidenced by bonds, debentures, notes or other written instruments.

      "Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures" shall mean (i) Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks equally with and not prior to the Exchange Junior Subordinated Debentures in the right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation and (ii) all other debt securities, and guarantees in respect of those debt securities, issued to any other trust, partnership or other entity affiliated with the Corporation that is a financing vehicle of the Corporation (a "financing entity") in connection with the issuance by such financing entity of equity securities or other securities guaranteed by the Corporation pursuant to an instrument that ranks pari passu with our junior in right of payment to the Guarantee.

      "Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures" shall mean any Indebtedness for Money Borrowed, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, which specifically by its terms ranks junior to and not equally with or prior to the Exchange Junior Subordinated Debentures (and any other Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures) in right of payment upon the happening of the dissolution or winding-up or liquidation or reorganization of the Corporation. The securing of any Indebtedness for Money Borrowed, otherwise constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, as the case may be, shall not be deemed to prevent such Indebtedness for Money Borrowed from constituting Indebtedness Ranking on a Parity with the Exchange Junior Subordinated Debentures or Indebtedness Ranking Junior to the Exchange Junior Subordinated Debentures, as the case may be.

      The Corporation is a non-operating holding company and almost all of the operating assets of the Corporation are owned by the Corporation's subsidiaries. The Corporation relies primarily on dividends from such subsidiaries to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses. The Corporation is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Corporation's income are dividends, interest and fees from its banking and non-banking affiliates. The Bank is subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Corporation and certain other affiliates, and on investments in stock or other securities thereof. Such restrictions prevent the Corporation and such other affiliates from borrowing from the Bank unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by the Bank are generally limited in amount as to the Corporation and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Corporation and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Corporation by the subsidiary banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities. Accordingly, the Exchange Junior Subordinated Dentures will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries. Holders of Exchange Junior Subordinated Debentures should look only to the assets of the Corporation for payments of interest and principal and premium, if any.

      The Indenture places no limitation on the amount of Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness. At March 31, 1997, the aggregate outstanding Senior Indebtedness of the Corporation was $166.8 million.

Restrictions on Transfer. The Exchange Junior Subordinated Debentures will be issued, and may be transferred only, in blocks having an aggregate principal amount of not less than $100,000 (100 Exchange Junior Subordinated Debentures). Any such transfer of Exchange Junior Subordinated Debentures in a block having an aggregate principal amount of less than $100,000 shall be deemed to be void and of no legal effect whatsoever. Any such transferee shall be deemed not to be the holder of such Exchange Junior Subordinated Debentures for any purpose, including but not limited to the receipt of payments on such Exchange Junior Subordinated Debentures, and such transferee shall be deemed to have no interest whatsoever in such Exchange Junior Subordinated Debentures.

Governing Law.  The Indenture and the Exchange Junior
Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

Information Concerning the Debenture Trustee. Following the Exchange Offer and the qualification of the Indenture under the Trust Indenture Act, the Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Exchange Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Description of Exchange Guarantee

      The Exchange Guarantee will be executed and delivered by the Corporation concurrently with the issuance by the Trust of the Exchange Capital Securities for the benefit of the holders from time to time of such Exchange Capital Securities. The Bank of New York will act as trustee (the "Guarantee Trustee") under the Exchange Guarantee. The Exchange Guarantee has been qualified under the Trust Indenture Act. This summary of certain provisions of the Exchange Guarantee does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Exchange Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act. The Guarantee Trustee will hold the Exchange Guarantee for the benefit of the holders of the Exchange Capital Securities.

General. The Corporation will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined herein) to the holders of the Exchange Capital Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Exchange Capital Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Exchange Guarantee: (i) any accumulated and unpaid Distributions required to be paid on the Exchange Capital Securities, to the extent that the Trust has funds on hand legally available therefor at such time, (ii) the applicable Redemption Price with respect to Exchange Capital Securities called for redemption, to the extent that the Trust has funds on hand legally available therefor at such time, and
(iii) upon a voluntary or involuntary termination and liquidation of the Trust (other than in connection with the distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities or the redemption of all of the Exchange Capital Securities) the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of the Exchange Capital Securities. The Corporation's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Corporation to the holders of the Exchange Capital Securities or by causing the Trust to pay such amounts to such holders.

      The Exchange Guarantee will rank subordinate and junior in right of payment to all Senior Indebtedness to the extent provided therein. See "--Status of the Exchange Guarantee." Because the Corporation is a holding company, the right of the Corporation to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of such subsidiary, except to the extent the Corporation may itself be recognized as a creditor of that subsidiary. Accordingly, the Corporation's obligations under the Exchange Guarantee will be effectively subordinated to all existing and future liabilities of the Corporation's subsidiaries, including deposits, and claimants should look only to the assets of the Corporation for payments thereunder. See "Description of the Exchange Junior Subordinated Debentures - General." The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of the Corporation, including Senior Indebtedness, whether under the Indenture or any other indenture that the Corporation may enter into in the future or otherwise.

      The Corporation has, through the Exchange Guarantee, the Declaration, the Exchange Junior Subordinated Debentures and the Indenture, taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. See "Relationship Among the Exchange Capital Securities, the Exchange Junior Subordinated Debentures and the Exchange Guarantee."

Status of the Exchange Guarantee. The Exchange Guarantee will constitute an unsecured obligation of the Corporation and will rank subordinate and junior in right of payment to all Senior Indebtedness in the same manner as Exchange Junior Subordinated Debentures, except in the case of a bankruptcy or insolvency proceeding in respect of the Corporation, in which case the Exchange Guarantee will rank subordinate and junior in right of payment to all liabilities (other than Other Guarantees) of the Corporation.

      The Exchange Guarantee will rank pari passu with all Other Guarantees issued by the Corporation. The Exchange Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against any other person or entity). The Exchange Guarantee will be held for the benefit of the holders of the Exchange Capital Securities. The Exchange Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the Trust or upon distribution to the holders of the Exchange Capital Securities of the Exchange Junior Subordinated Debentures. The Guarantee does not place a limitation on the amount of additional Senior Indebtedness that may be incurred by the Corporation. The Corporation expects from time to time to incur additional indebtedness constituting Senior Indebtedness.

Amendments and Assignment. Except with respect to any changes which do not materially adversely affect the rights of holders of the Exchange Capital Securities (in which case no vote will be required), the Exchange Guarantee may not be amended without the prior approval of the holders of a majority of the aggregate Liquidation Amount of such outstanding Exchange Capital Securities. The manner of obtaining any such approval will be as set forth under "--Description of Exchange Capital Securities--Voting Rights; Amendment of the Declaration." All guarantees and agreements contained in the Exchange Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Corporation and shall inure to the benefit of the holders of the Exchange Capital Securities then outstanding.

Events of Default. An event of default under the Exchange Guarantee will occur upon the failure of the Corporation to perform any of its payment or other obligations thereunder. The holders of a majority in aggregate Liquidation Amount of the Exchange Capital Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Exchange Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Exchange Guarantee.

      Any holder of the Exchange Capital Securities may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

      The Corporation, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not the Corporation is in compliance with all the conditions and covenants applicable to it under the Exchange Guarantee.

Information Concerning the Guarantee Trustee. The Guarantee Trustee, other than during the occurrence and continuance of a default by the Corporation in performance of the Guarantee, will undertake to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee will be under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of the Capital Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

Termination of the Exchange Guarantee. The Exchange Guarantee will terminate and be of no further force and effect upon full payment of the applicable Redemption Price of the Exchange Capital Securities, upon full payment of the Liquidation Amount payable upon liquidation of the Trust or upon distribution of Exchange Junior Subordinated Debentures to the holders of the Exchange Capital Securities. The Exchange Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Exchange Capital Securities must restore payment of any sums paid under the Exchange Capital Securities or the Exchange Guarantee.

Governing Law. The Exchange Guarantee will be governed by and construed in accordance with the laws of the State of New York.

                      DESCRIPTION OF ORIGINAL SECURITIES

      The terms of the Original Securities are identical in all materials respects to the Exchange Securities, except that
(i) the Original Securities have not been registered under the Securities Act, are subject to certain restrictions on transfer and are entitled to certain rights under the applicable Registration Agreement (which rights will terminate upon consummation of the Exchange Offer, except under limited circumstances), (ii) the Exchange Capital Securities will not provide for any increase in the Distribution rate thereon and
(iii) the Exchange Junior Subordinated Debentures will not provide for any liquidated damages thereon. The Original Securities provide that, in the event that a registration statement relating to the Exchange Offer has not been filed by August 16, 1997 and been declared effective by September 15, 1997, or, in certain limited circumstances, in the event a shelf registration statement (the "Shelf Registration Statement") with respect to the resale of the Original Capital Securities is not declared effective by September 15, 1997, then liquidated damages will accrue at the rate of 0.25% per annum on the principal amount of the Original Junior Subordinated Debentures and Distributions will accrue at the rate of 0.25% per annum on the Liquidation Amount of the Original Capital Securities, for the period from the occurrence of such event until such time as such required Exchange Offer is consummated or any required Shelf Registration Statement is effective. The Exchange Securities are not, and upon consummation of the Exchange Offer the Original Securities will not be, entitled to any such additional interest or Distributions. Accordingly, holders of Original Capital Securities should review the information set forth under "Risk Factors--Consequences of a Failure to Exchange Original Capital Securities" and "Description of Exchange Securities."

RELATIONSHIP AMONG THE EXCHANGE CAPITAL SECURITIES,
THE EXCHANGE JUNIOR
SUBORDINATED DEBENTURES AND THE EXCHANGE GUARANTEE

Full and Unconditional Guarantee

      Payments of Distributions and other amounts due on the Exchange Capital Securities (to the extent the Trust has funds a hand legally available for the payment of such Distributions) are irrevocably guaranteed by the Corporation as and to the extent set forth under "--Description of Exchange Guarantee." Taken together, the Corporation's obligations under the Exchange Junior Subordinated Debentures, the Indenture, the Declaration and the Exchange Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Exchange Capital Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of a full, irrevocable and unconditional guarantee of the Trust's obligations under the Exchange Capital Securities. If and to the extent that the Corporation does not make payments on the Exchange Junior Subordinated Debentures, the Trust will not have sufficient funds to make the related payments, including Distributions, on the Exchange Capital Securities. The Guarantee does not cover any such payment when the Trust does not have sufficient funds on hand legally available therefor. In such event, the remedy of a holder of Exchange Capital Securities is to institute a Direct Action. The obligations of the Corporation under the Exchange Guarantee are subordinate and junior in right of payment to all Senior Indebtedness.

Sufficiency of Payments

      As long as payments of interest and other payments are made when due on the Exchange Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Exchange Capital Securities, primarily because (i) the aggregate principal amount or Prepayment Price of the Exchange Junior Subordinated Debentures will be equal to the sum of the aggregate Liquidation Amount or Redemption Price, as applicable, of the Trust Securities; (ii) the interest rate and interest and other payment dates on the Exchange Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Trust Securities;
(iii) the Corporation, as Sponsor, shall pay for all costs, expenses and liabilities of the Trust except the Trust's obligations to holders of Trust Securities under such Trust Securities; and (iv) the Declaration further provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

Enforcement Rights of Holders of Exchange Capital Securities

      A holder of any Exchange Capital Security may institute a legal proceeding directly against the Corporation to enforce its rights under the Exchange Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

      A default or event of default under any Senior Indebtedness would not constitute a default or Event of Default under the Declaration. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Indenture provide that no payments may be made in respect of the Exchange Junior Subordinated Debentures until such Senior Indebtedness has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on Exchange Junior Subordinated Debentures would constitute an Event of Default under the Declaration.

Limited Purpose of the Trust

      The Capital Securities evidence a beneficial interest in the Trust, and the Trust exists for the sole purpose of issuing and selling the Trust Securities, using the proceeds from the sale of the Trust Securities to acquire the Junior Subordinated Debentures, and engaging in only those other activities necessary, advisable or incidental thereto. A principal difference between the rights of a holder of an Exchange Capital Security and a holder of an Exchange Junior Subordinated
Debenture is that a holder of an Exchange Junior Subordinated Debenture will be entitled to receive from the Corporation the principal amount (and premium, if any) and interest on Exchange Junior Subordinated Debentures held, while a holder of Exchange Capital Securities is entitled to receive Distributions from the Trust (or, in certain circumstances from the Corporation under the Guarantee) if and to the extent the Trust has funds on hand legally available for the payment of such Distributions.

Rights Upon Termination

      Unless the Exchange Junior Subordinated Debentures are distributed to holders of the Trust Securities, upon any voluntary or involuntary termination and liquidation of the Trust, after satisfaction of the liabilities of creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the Liquidation Distribution in cash. See "Description of Exchange Securities--Description of Exchange Capital Securities--Liquidation of the Trust and Distribution of Junior Subordinated Debentures." Upon any voluntary or involuntary liquidation or bankruptcy of the Corporation, the Property Trustee, as holder of the Exchange Junior Subordinated Debentures, would be a subordinated creditor of the Corporation, subordinated in right of payment to all Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal (and premium, if any) and interest, before any stockholders of the Corporation receive payments or distributions. Since the Corporation is the guarantor under the Exchange Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Trust Securities), the positions of a holder of Exchange Capital Securities and a holder of Exchange Junior Subordinated Debentures relative to other creditors and to stockholders of the Corporation in the event of liquidation or bankruptcy of the Corporation are expected to be substantially the same.

             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of certain of the material United States federal income tax consequences of the purchase, ownership and disposition of Capital Securities held as capital assets (generally, assets held for investment) by a holder who purchases such Capital Securities upon original issuance. The tax treatment of a holder of Capital Securities may vary depending upon his particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or except to the extent described below, foreign taxpayers. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations thereunder and the administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Each investor is urged to consult his tax advisor as to the particular tax consequences of purchasing, owning and disposing of Capital Securities, including the application and effect of United States federal, state, local, foreign, and other tax laws.

      HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS. FOR A DISCUSSION OF THE POSSIBLE REDEMPTION OF THE CAPITAL SECURITIES UPON THE OCCURRENCE OF CERTAIN TAX EVENTS SEE "DESCRIPTION OF EXCHANGE SECURITIES--DESCRIPTION OF EXCHANGE CAPITAL SECURITIES--LIQUIDATION OF THE TRUST AND DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES."

Exchange of Capital Securities

      The exchange of Original Securities for Exchange Securities should not be a taxable event to holders for United States federal income tax purposes. The exchange of Original Securities for Exchange Securities pursuant to the Exchange Offer should not be treated as an "exchange" for United States federal income tax purposes because the Exchange Securities should not be considered to differ materially in kind or extent from the Original Securities and because the exchange will occur by operation of the terms of the Original Securities. Accordingly, the Exchange Capital Securities should have the same issue price as the Original Capital Securities, and a holder should have the same adjusted tax basis and holding period in the Exchange Capital Securities as the holder had in the Original Capital Securities immediately before the exchange. Moreover, a holder which had acquired Original Capital Securities with either market discount or bond premium will be treated as holding Exchange Capital Securities with the same amount of market discount or bond premium and will be required to include such market discount in or deduct such bond premium from their income in the same manner as on the Original Capital Securities. Holders are urged to consult their tax advisors regarding the applicability of the market discount and bond premium rules.

Classification of the Junior Subordinated Debentures

      The Corporation intends to take the position that the Exchange Junior Subordinated Debentures will be classified for United States federal income tax purposes as indebtedness of the Corporation under current law and, by acceptance of Capital Securities, each holder covenants to treat the Exchange Junior Subordinated Debentures as indebtedness and the Capital Securities as evidence of an indirect beneficial ownership interest in the Exchange Junior Subordinated Debentures. No assurance can be given, however, that the IRS will not challenge such position or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Exchange Junior Subordinated Debentures will be treated as indebtedness of the Corporation for United States federal income tax purposes.

Classification of the Trust

      In connection with the issuance of the Capital Securities, Stevens & Lee, P.C., special tax counsel to the Corporation and the Trust ("Tax Counsel") is of the opinion that, under current law and assuming full compliance with the terms of the Declaration, the Indenture, and other documents, and based upon certain facts and assumptions contained in such opinion, the Trust will be classified as a grantor trust for United States federal income tax purposes and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Capital Securities will generally be treated as the owner of an undivided interest in the Junior Subordinated Debentures and, as further discussed below, each holder will be required to include in ordinary income his allocable share of interest (or original issue discount ("OID")) paid or accrued on the Junior Subordinated Debentures.

Interest Income and Original Issue Discount

      Under recently issued Treasury regulations (the "Regulations"), a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic stated interest payments due on the instrument will not be timely paid. Because the exercise by the Corporation of its option to defer the payment of stated interest on the Exchange Junior Subordinated Debentures would prevent the Corporation from declaring dividends on any class of equity, the Corporation believes that the likelihood of its exercising the option is "remote" within the meaning of such regulations. As a result, the Corporation intends to take the position, based on the advice of Tax Counsel, that the Junior Subordinated Debentures will not be deemed to be issued with OID. Accordingly, based upon this position, and except as set forth below, stated interest payments on the Junior Subordinated Debentures generally will be includible in the ordinary income of a holder of Capital Securities at the time that such payments are paid or accrued in accordance with such holder's regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary to the position taken by the Corporation.

      Exercise of Deferral Option. If the Corporation were to exercise its option to defer the payment of stated interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures would be treated, solely for purpose of the OID rules, as being "re-issued" at such time with OID. Under these rules, a holder of the Junior Subordinated Debentures would be required to include OID in ordinary income, on a current basis, over the period that the instrument is held even though the Corporation would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Junior Subordinated Debentures would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Junior Subordinated Debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment due at the end of such period. Any OID included in income would increase the holder's adjusted tax basis in the Junior Subordinated Debentures and the holder's actual receipt of interest payments would reduce such basis.

      Because income on the Capital Securities will constitute interest for United States federal income tax purposes, corporate holders of Capital Securities will not be entitled to a dividends-received deduction in respect of such income.

Receipt of Junior Subordinated Debentures or Cash Upon
Liquidation of the Trust

      If the Corporation exercises its right to liquidate the Trust and cause the Exchange Junior Subordinated Debentures to be distributed to the holders of the Trust Securities, such distribution would be treated as a nontaxable event to the holders of Capital Securities. In such event, each holder of Capital Securities would have an adjusted tax basis in the Exchange Junior Subordinated Debentures, received in the liquidation, equal to such holder's adjusted tax basis in his Capital Securities surrendered therefor, and the holding period of the Exchange Junior Subordinated Debentures would include the period during which the holder had held the Capital Securities. If, however, the Trust is characterized, for United States federal income tax purposes, as an association taxable as a corporation at the time of such liquidation, the distribution of the Exchange Junior Subordinated Debentures would constitute a taxable event to holders of Capital Securities.

      If the Exchange Junior Subordinated Debentures are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Capital Securities, the redemption would for United States federal income tax purposes be treated as a sale of the Capital Securities, in which gain or loss would be recognized, as described immediately below. See "--Sales of Capital Securities."

Sales of Capital Securities

      Upon the sale of Capital Securities (including a redemption of Capital Securities) a holder will recognize gain or loss in an amount equal to the difference between the amount realized by the holder on the sale of the Capital Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such holder's allocable share of the Junior Subordinated Debentures that the holder had not included in gross income previously) and the holder's adjusted tax basis in the Capital Securities sold or redeemed. A holder's adjusted tax basis in the Capital Securities will generally be its initial purchase price increased by OID (if any) previously includible in such holder's gross income to the date of disposition and decreased by payments (if any) received on the Capital Securities in respect of OID. Such gain or loss generally will be a capital gain or loss, and generally will be a long-term capital gain or loss if the Capital Securities have been held for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

      The Capital Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Junior Subordinated Debentures are treated as having been issued, or reissued with OID) with respect to the underlying Junior Subordinated Debentures. A holder who uses the accrual method of accounting for tax purposes (and a cash method holder, if the Junior Subordinated Debentures are deemed to have been issued with OID) who disposes of his Capital Securities will be required to include in ordinary income (i) any portion of the amount realized that is attributable to such accrued but unpaid interest to the extent not previously included in income or
(ii) any OID, in either case that has accrued on his pro rata share of the underlying Junior Subordinated Debentures during the taxable year of sale through the date of disposition. Any such income inclusion will increase the holder's adjusted tax basis in his Capital Securities disposed of. To the extent the amount realized in the sale is less than the holder's adjusted tax basis a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

Proposed Tax Legislation

      On February 6, 1997, as part of the fiscal budget submitted to Congress, the Clinton Administration proposed the Clinton Proposal which would, among other things, generally treat as equity, for federal income tax purposes, certain debt obligations, such as the Junior Subordinated Debentures, that are issued on or after the date of "first committee action." On
June 11, 1997, House Ways and Means Committee Chairman Bill Archer released the Chairman's Mark Relating to Revenue Reconciliation Provisions that are proposed to be included in 1997 tax legislation. The Chairman's Mark constitutes "first committee action" with respect to the provisions contained therein. On June 20, 1997, Senate Finance Committee Chairman Bill Roth released the Senate Amendments to the Chairman's Mark and on June 27, 1997, the Senate approved the Act. On June 30, 1997, the Clinton Administration announced the New Clinton Plan. None of the Chairman's Mark, the Senate Amendments, the Act and the New Clinton Plan includes a provision that would treat debt obligations such as the Junior Subordinated Debentures as equity.

      There can be no assurance, however, that the Clinton Proposal or other legislation that affects the Junior Subordinated Debentures will not ultimately be enacted into law. Although it is currently anticipated that any modifications or additions to the proposals described above would have an effective date after the date hereof, as well as transitional rules, no assurance can be given that the effective date and transitional rules relating thereto would be enacted as anticipated, or that other developments will not occur after the date hereof that would adversely affect the tax treatment of the Junior Subordinated Debentures, which could result in a Tax Event, which would allow the Corporation, upon the receipt of any required regulatory approval, to cause a redemption of the Trust Securities at the Special Event Redemption Price by electing to prepay the Junior Subordinated Debentures at the Special Event Prepayment Price. See "Description of Exchange Securities--Description of Exchange Capital Securities --Mandatory Redemption " and "Description of Exchange Securities--Description of Exchange Junior Subordinated Debentures--Special Event Prepayment."

United States Alien Holders

      For purposes of this discussion, a "United States Alien
Holder" is any corporation, individual, partnership, estate or trust that is not a U.S. Holder for United States federal income tax purposes.

      A "U.S. Holder" is a holder of Capital Securities who or which is (i) a citizen or individual resident (or is treated as a citizen or individual resident) of the United States for federal income tax purposes, (ii) a corporation or partnership created or organized (or treated as created or organized for federal income tax purposes) in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in its gross for federal income tax purposes without regard to its source, or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have the authority to control all substantial decisions of trust.

      Under present United States federal income tax laws:
(i) payments by the Trust or any of its paying agents to any holder of a Capital Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax; provided that, (a) the beneficial owner of the Capital Security does not actually or constructively own 10 percent or more of the total combined voting power of all classes of stock of the Corporation entitled to vote, (b) the beneficial owner of the Capital Security is not a controlled foreign corporation that is related to the Corporation through stock ownership, and (c) either (A) the beneficial owner of the Capital Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Capital Security in such capacity, certifies to the Trust or its agent, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof; and (ii) a United States Alien Holder of a Capital Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Capital Security.

Information Reporting to Holders

      Generally, income on the Capital Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Capital Securities by January 31 following each calendar year.

Backup Withholding

      Payments made on, and proceeds from the sale of, the Capital Securities may be subject to a "backup" withholding tax of 31 percent unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the IRS.

      THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGE IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                             ERISA CONSIDERATIONS

      The Corporation, the obligor with respect to the Junior Subordinated Debentures held by the Trust, and its affiliates and the Property Trustee may be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Code) with respect to many employee benefit plans ("Plans") that are subject to ERISA. Any purchaser proposing to acquire Capital Securities with assets of any Plan should consult with its counsel. The purchase and/or holding of Capital Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in
Section 4975(e)(1) of the Code) and with respect to which the Corporation, the Property Trustee or any affiliate is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Capital Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for certain transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). In addition, a Plan fiduciary considering the purchase of Capital Securities should be aware that the assets of the Trust may be considered "plan assets" for ERISA purposes. Therefore, to avoid certain prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Capital Securities, will be deemed to have directed the Trust to invest in the Junior Subordinated Debentures and to have appointed the Property Trustee.

                             PLAN OF DISTRIBUTION

      Each broker-dealer that receives Exchange Capital Securities for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Capital Securities. This Prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Capital Securities received in exchange for Capital Securities where such Capital Securities were acquired by such broker-dealer as a result of market-making activities or other trading activities. The Trust and the Corporation have agreed that, starting on the Expiration Date and ending on the close of business on the 180th day following the Expiration Date, it will make this Prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, until ________, 1997, all dealers effecting transactions in the Exchange Securities may be required to deliver a prospectus.

      The Trust and the Corporation will not receive any proceeds from any sale of Exchange Capital Securities by broker-dealers. Exchange Capital Securities received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions, in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Capital Securities or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Capital Securities. Any broker-dealer that resells Exchange Capital Securities that were received by it for its own account pursuant to the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Capital Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of Exchange Capital Securities and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

      For a period of 180 days after the Expiration Date, the Trust and the Corporation will promptly send additional copies of this Prospectus and any amendment or supplement to this Prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. The Trust and the Corporation have agreed to pay all expenses incident to the Exchange Offer (including the expenses of one counsel for the holders of the Capital Securities) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the Capital Securities (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

                        VALIDITY OF EXCHANGE SECURITIES

      The validity of the Exchange Guarantee and the Exchange Junior Subordinated Debentures will be passed upon for the Corporation by Stevens & Lee, P.C., Reading, Pennsylvania. Certain matters relating to United States federal income tax consequences will be passed upon for the Corporation by Stevens & Lee, P.C., Reading, Pennsylvania. Joseph E. Lewis, a director of Sovereign Bank, is a principal of the firm of Stevens & Lee. Stevens & Lee and its attorneys own an aggregate of approximately 215,000 shares of common stock of the Corporation, including shares issuable upon the exercise of options owned by Mr. Lewis.

      Certain matters of Delaware law relating to the validity of the Exchange Capital Securities will be passed upon on behalf of the Trust by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the Trust.

                                    EXPERTS

      The consolidated financial statements of Sovereign, at December 31, 1996 and for each of the three years in the period ended December 31, 1996, included in Sovereign's Annual Report on Form 10-K for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

      The supplemental consolidated financial statements of Sovereign at December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996 appearing in Sovereign's Current Report on Form 8-K, dated June 17, 1997, and incorporated by reference in this Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, which is based in part on the report of KPMG Peat Marwick LLP, independent auditors. The consolidated financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

      The consolidated financial statements of First State Financial Services, Inc. as of September 30, 1996 and 1995 and for each of the years in the three-year period ended September 30, 1996, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

      NO DEALER, SALESMAN OR ANY OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS IN CONNECTION WITH THIS EXCHANGE OFFER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE CORPORATION OR THE TRUST. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE CORPORATION OR THE TRUST SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                               TABLE OF CONTENTS


                                        PAGE

Available Information .............
Incorporation of Certain Documents
  by Reference ....................
Summary ...........................
Risk Factors ......................
Ratios of Earnings to Fixed
  Charges .........................
Sovereign Capital Trust I .........
Sovereign .........................
Selected Historical Financial
  Information .....................
Capitalization ....................
Accounting Treatment ..............
The Exchange Offer ................
Description of Exchange
  Securities ......................
Description of Original
  Securities ......................
Relationship Among the Exchange
  Capital Securities, the
  Exchange Junior Subordinated
  Debentures and the Exchange
  Guarantee .......................
Certain United States Federal
  Income Tax Consequences .........
ERISA Considerations ..............
Plan of Distribution ..............
Validity of Exchange Securities ...
Experts ...........................

$100,000,000
SOVEREIGN CAPITAL TRUST I

OFFER TO EXCHANGE ITS
9.00% EXCHANGE CAPITAL SECURITIES
(LIQUIDATION AMOUNT $1,000
PER EXCHANGE CAPITAL SECURITY)
WHICH HAVE BEEN REGISTERED UNDER THE
SECURITIES ACT OF 1933
FOR ANY AND
ALL OF ITS OUTSTANDING
9.00% ORIGINAL CAPITAL SECURITIES
(LIQUIDATION AMOUNT $1,000
PER ORIGINAL CAPITAL SECURITY)
FULLY AND UNCONDITIONALLY GUARANTEED,
AS DESCRIBED HEREIN, BY
SOVEREIGN BANCORP, INC.
_______________________________
PROSPECTUS
_______________________________
___________, 1997

                                    PART II

                  INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

      The Bylaws of the Corporation provide for
(1) indemnification of directors, officers, employees, and agents of the Corporation and its subsidiaries and (2) the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law.

      Directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Corporation.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT NO.

4.1   Indenture of Sovereign Bancorp, Inc. relating to the Junior
      Subordinated Debentures

4.2   Form of Certificate of Exchange Junior Subordinated
      Debentures

4.3   Certificate of Trust of Sovereign Capital Trust I

4.4   Declaration of Trust of Sovereign Capital Trust I

4.5   Amended and Restated Declaration of Trust for Sovereign
      Capital Trust I

4.6   Form of Exchange Capital Security Certificate for Sovereign
      Capital Trust I*

4.7   Form of Exchange Guarantee Agreement of Sovereign Bancorp,
      Inc. relating to the Exchange Capital Securities*

4.8   Registration Rights Agreement

5.1   Opinion and consent of Stevens & Lee, P.C. to Sovereign
      Bancorp, Inc. as to legality of the Exchange Junior
      Subordinated Debentures and the Exchange Guarantee to be issued by Sovereign Bancorp, Inc.*

5.2 Opinion of Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel, as to legality of the Exchange
      Capital Securities to be issued by Sovereign Capital
      Trust I*

8 Opinion of Stevens & Lee, P.C., special tax counsel, as to certain federal income tax matters*

12.1 Computation of ratio of earnings to fixed charges (excluding interest on deposits)*

12.2 Computation of ratio of earnings to fixed charges (including interest on deposits)*

23.1  Consent of Ernst & Young LLP*

23.2  Consent of KPMG Peat Marwick LLP*

23.4  Consent of Stevens & Lee, P.C. (included in Exhibit 5.1)*

23.5  Consent of Skadden, Arps, Slate, Meagher & Flom (Delaware)
      (included in Exhibit 5.2)*

24 Power of Attorney of certain officers and directors of Sovereign Bancorp, Inc.

25.1 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Amended and Restated Declaration of Trust of Sovereign Capital Trust I

25.2 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Indenture

25.3 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the Exchange Guarantee for the benefit of the holders of Exchange Capital Securities of Sovereign
      Capital Trust I

99.1  Form of Letter of Transmittal*

99.2  Form of Notice of Guaranteed Delivery*

99.3  Form of Exchange Agent Agreement*

99.4  Form of Letter to Brokers, Dealers, Commercial Banks, Trust
      Companies and Other Nominees*

99.5  Form of Letter to Clients*

* To be filed by amendment.

ITEM 22.  UNDERTAKINGS

      Each of the undersigned Registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of a Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each undersigned Registrant pursuant to the foregoing provisions, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each undersigned Registrant of expenses incurred or paid by a director, officer of controlling person of each Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned Registrants hereby undertake to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

      The undersigned Registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Sovereign Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wyomissing, in the Commonwealth of Pennsylvania, on the day of July 17, 1997.

                                    SOVEREIGN BANCORP, INC.

                                    By/s/ Jay S. Sidhu
                                    Jay S. Sidhu
                                    President and Chief
                                    Executive Officer

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Title                  Date

/s/ Fred D. Hafer            Director               July 17, 1997
Fred D. Hafer

/s/ Richard E. Mohn          Chairman of Board      July 17, 1997
Richard E. Mohn              and Director

/s/ Rhoda S. Oberholtzer     Director               July 17, 1997
Rhoda S. Oberholtzer

/s/ Patrick J. Petrone       Director               July 17, 1997
Patrick J. Petrone

/s/ Daniel K. Rothermel      Director               July 17, 1997
Daniel K. Rothermel

/s/ Jay S. Sidhu             Director, President    July 17, 1997
Jay S. Sidhu                 and Chief Executive
                             Officer (Principal
                             Executive Officer)

/s/ G. Arthur Weaver         Director               July 17, 1997
G. Arthur Weaver

/s/ Cameron C. Troilo        Director               July 17, 1997
Cameron C. Troilo

/s/ Karl D. Gerhart          Chief Financial        July 17, 1997
Karl D. Gerhart              Officer
*By:
ATTORNEY-IN-FACT

      Pursuant to the requirements of the Securities Act of 1933, Sovereign Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Borough of Wyomissing, and Commonwealth of Pennsylvania, on the day of July 17, 1997.

                                    SOVEREIGN CAPITAL TRUST I


                                    By:/s/ Mark R. McCollom
                                    Mark R. McCollom
                                    as Administrative Trustee


                                    By:/s/ Karl D. Gerhart
                                    Karl D. Gerhart
                                    as Administrative Trustee


                                    By:/s/ Jay S. Sidhu
                                    Jay S. Sidhu
                                    as Administrative Trustee


                                    By:/s/ Lawrence M. Thompson, Jr.
                                    Lawrence M. Thompson, Jr.
                                    as Administrative Trustee